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Exhibit 10.1

THE VILLAGE AT CHANDLER FASHION CENTER

FUNDAMENTAL LEASE PROVISIONS

Article 1—FUNDAMENTAL PROVISIONS

Date:	August 6, 2001
Landlord:	TWC-CHANDLER, L.L.C., an Arizona limited liability company
Tenant:	CHICAGO PIZZA & BREWERY, INC., a California corporation
Tenant's Trade Name:	BJ'S RESTAURANT & BREWERY
Tenant's Address for Notice Purposes:	16162 Beach Boulevard, Suite 100 Huntington Beach, California 92647
Address of Premises:	3155 West Chandler Boulevard Suite No. 1 Chandler, Arizona 85226
Space Number:	V-112
Floor Area of Premises:	Eight Thousand Seven Hundred Seventy-Three (8,773) square feet.
Patio Area:
Landlord and Tenant hereby agree that Tenant shall have the right to use the Patio Area (as "Patio Area" is generally depicted on Exhibit "B-1" hereto) for purposes of an outdoor patio area in connection with the Only Permitted Use specified hereunder, subject to the following:
(i) The Patio Area shall be railed and constructed (at Tenant's sole cost and expense) in accordance with plans and specifications therefor first approved by Landlord;

(ii) The obtaining by Tenant of insurance coverage (equivalent to that contained in the Lease with respect to the Premises) for the Patio Area so that the same will, in effect, for all purposes under Article 7 (including without limitation the indemnification of Landlord by Tenant), be deemed to be part of the Premises as to such insurance coverage;

(iii) At all times and at its sole cost and expense, Tenant shall be responsible for keeping said Patio Area in a safe, clean and sightly condition. Tenant's responsibility in this regard shall be in addition to all of its rental and other obligations under the Lease but the use of said Patio Area by Tenant shall not increase the rental or Other Charges paid by Tenant to Landlord under this Lease;

(iv) Said Patio Area shall only be used for customer seating, eating and drinking; provided, however, no furniture, fixtures or equipment shall be placed, used, or installed in the Patio Area without Landlord's prior consent and approval, which consent and approval shall not be unreasonably withheld or delayed, and provided further that all such items, at Tenant's expense, shall be kept in good order and repair and/or replaced from time to time as Landlord shall reasonably determine; and

(v) Any failure by Tenant to comply with any of the above-stated conditions shall be deemed a default under the Lease subjecting Tenant to any and all of Landlord's rights and remedies (whether hereunder or at law or in equity) as if the Patio Area were part of the Premises; provided, however, any such default shall be subject to the notice and cure provisions of Article 14 hereof relative to defaults.

Tenant expressly covenants and agrees that, as to the Patio Area, it shall indemnify Landlord (as "Landlord" is defined in Section 7.1 of this Lease), in accordance with all of the provisions of said Section 7.1, as if the Patio Area were part of the Premises for all purposes under this Lease.
Landlord's Address For Notice Purposes:	3111 West Chandler Boulevard Suite No. 2142 Chandler, Arizona 85226
With a copy to Landlord at: 11411 North Tatum Boulevard Phoenix, Arizona 85028
Attn: Leasing Department
Landlord's Address For Rental Payments:	Post Office Box 53290 Phoenix, Arizona 85072-3290

Lease Term:	Ten (10) Lease Years, but in any event expiring on December 31, 2011. See Article 2.
Option to Extend (if any):	Two (2), Five (5) year options. See Rider.

RENTAL: (See Article 3)

	Minimum Annual Rent
			Percentage Rent Rate	Percentage Rent Sales Level (Annual)
Date	Annual	Monthly
Rental Commencement Date as specified in Section 2.2 through 12/31/2006	$236,871.00	$19,739.25	6%	$3,947,850.00

01/01/2007 through 12/31/2011	$263,190.00	$21,932.50	6%	$4,386,500.00

OPTION TO EXTEND:
01/01/2012 through 12/31/2016	$289,509.00	$24,125.75	6%	$4,825,150.00
01/01/2017 through 12/31/2021	$315,828.00	$26,319.00	6%	$5,263,800.00

Theatre Opening Co-Tenancy (Half Rent). Notwithstanding the Minimum Annual Rent provisions of this Lease to the contrary, provided Tenant opens for business by the date Tenant is required to open for business pursuant to Section 2.4 of this Lease (the "Required Opening Date"), then, for the period commencing as of the date Tenant opens for business and continuing until the date that Harkins Cinema (or its successors, assigns or a comparable replacement tenant) first opens for business (the "Opening Co-Tenancy Requirement"), hereinafter a "Half Rent Period," Tenant's monthly Minimum Annual Rent shall be reduced by one-half (2), prorated for any partial month at the beginning or end of said Half Rent Period. During any Half Rent Period, the Lease Term shall continue, and all Other Charges (as "Other Charges" are defined in Section 3.12 hereof), tied directly or indirectly to the Rental Commencement Date shall nevertheless commence to accrue and/or, as the case may be, be due and payable as of the date the Half Rent Period commences hereunder. Tenant hereby expressly reaffirms that during any Half Rent Period, it shall continue to remain open for business and be fully operational in the Premises in accordance with all of the terms and provisions of the Lease therefor and further expressly reaffirms that, as of the date said Opening Co-Tenancy Requirement is first met following the date hereof, the foregoing Half Rent provisions shall thereupon automatically become forever null and void and of no further force or effect. Following any Half Rent Period, Regular Rent (as "Regular Rent" is defined hereinbelow) shall be payable hereunder. If Tenant fails to open for business by the Required Opening Date, then the Half Rent provisions set forth in this paragraph shall automatically become null and void and shall no longer apply.

    For purposes of the Half Rent provisions only, the term "Regular Rent" shall mean Minimum Annual Rent, Percentage Rent and Other Charges, collectively, without reference to any Half Rent provisions set forth herein, except that for purposes of determining the amount of Percentage Rent due as part of Regular Rent for any given Lease Year, the Net Sales of Tenant made during such Lease Year while any Half Rent Period was in effect shall be included as part of Tenant's Net Sales in determining Percentage Rent for such Lease Year.

Common Area Expense(s):	$6.00 per square foot annually. Subject to adjustment as set forth in Section 4.5.
Taxes & Insurance Expenses:	$2.50 to $3.00 per square foot annually (initial estimate). See Article 3.
Marketing Charge:	$1.00 per square foot annually. Subject to adjustment as set forth in Article 26.
Initial Opening Special Assessment:	$1.00 per square foot (one-time charge). See Section 26.4.
Security Deposit:	Waived.
Guarantor:	None.
Only Permitted Use:
The operation of a full-service, sit-down restaurant having an on-site brewery operation serving lunch and dinner substantially in accordance with the menu attached hereto and made a part hereof as Exhibit "F". Landlord acknowledges that Tenant may make changes to said menu items provided that no such change substantially alters or deviates in type or quality from the menu items and cuisine type described on Exhibit "F"; provided, however, in no event shall Tenant's menu include any sushi, nor shall Tenant be permitted to offer (i) more than three (3) varieties of cheesecake or more than nine (9) varieties of dessert items (whether or not including cheesecake, but excluding ice cream and frozen dessert items) at any given time. Landlord further acknowledges that Tenant may sell alcoholic beverages for on-Premises consumption in connection with and as an integral portion of said restaurant-brewery operation.

    Each reference in this lease agreement (the "Lease") to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision. Each of the Exhibits referred to in this Lease and attached hereto shall be deemed to be incorporated into and made a part of this Lease.

TABLE OF CONTENTS
THE VILLAGE AT CHANDLER FASHION CENTER

      Exhibit "A"—General Site Plan
      Exhibit "B"—Location of the Premises
      Exhibit "B-1"—Location of Patio Area
      Exhibit "C"—Landlord's Work and Tenant's Work
      Exhibit "C-1"—Tenant Allowance
      Exhibit "D"—Sign Criteria
      Exhibit "E"—Tenant's Certificate
      Exhibit "F" -Tenant's Menu
      Option to Extend
      Remodel Addendum

    FOR AND IN CONSIDERATION of the rent hereinafter reserved and upon the covenants and conditions hereof, Landlord does hereby lease to Tenant the Premises in the Shopping Center as specified in the Fundamental Lease Provisions. Exhibit "A" attached hereto and made a part hereof depicts the entire Shopping Center, which Shopping Center is an outdoor "village" area which, for purposes of this Lease, is separate from but otherwise a part of, and located within the boundaries of, an integrated regional shopping mall to be known as "Chandler Fashion Center" in the City of Chandler, County of Maricopa, State of Arizona. Exhibit "B" attached hereto and made a part hereof further depicts the location of the commercial space referred to herein as the "Premises." Tenant hereby acknowledges and agrees that the Premises shall not include, and Tenant shall have no rights with respect to, the land beneath or the air above the Premises or any improvements below floor slab level or above the interior surface of the ceiling of the Premises or outside the interior surface of the demising walls of the Premises, Landlord expressly reserving unto itself the sole and exclusive right to use and to determine the use of all roofs, exterior walls and all other surfaces and spaces not included within the Premises. Tenant hereby further acknowledges and agrees that Exhibits "A" and "B" are tentative and shall not be deemed a warranty, representation or agreement on the part of Landlord that the Shopping Center will be or will continue to be exactly as indicated on said Exhibits, it being expressly understood by Tenant that shopping centers are at times expanded, renovated and/or reconfigured by the removal of existing or the addition of new or reconfigured buildings, improvements or structures including multi-level, decked or subsurface parking structures. Tenant further acknowledges that Landlord in its sole discretion may from time to time expand, renovate and/or reconfigure the Shopping Center as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, pads, pad areas, open areas, patio areas, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Shopping Center; (b) modify, eliminate and/or add any mechanical systems, such as plumbing, electrical, escalators, elevators and/or air conditioning, heating and ventilating systems, and any exterior window glass and/or facades; (c) vary the position of lease lines with respect to some but not necessarily all tenants; (d) modify, eliminate and/or add any buildings, improvements and/or structures to the Common Areas (as "Common Areas" is hereinafter defined in Section 4.1) and/or any other portion of the Shopping Center and/or make any other changes, additions and/or deletions in any way affecting the same as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Common Areas and/or any other portion of the Shopping Center. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Shopping Center nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration nor preclude access to the Premises by Landlord or its employees or contractors in connection therewith; provided, however, subject to Landlord's right to relocate Tenant as provided in Article 21, Landlord shall not change the size or location of the Premises without Tenant's consent. For purposes of this Lease, a "Major User" shall mean any tenant or occupant in the Shopping Center individually occupying as a single user ten thousand (10,000) or more square feet of Floor Area. In the event the Premises have been previously occupied, Tenant hereby acknowledges that Tenant has inspected the Premises, is familiar with its condition and accepts the same "as is" and in its present condition, and Landlord shall not be obligated to do any further construction work or to make any repairs or additional improvements in or to the Premises, Tenant further hereby acknowledging that "Landlord's Work" as described in Exhibit "C" has heretofore been completed.

Article 2—LEASE TERM

    2.1 Commencement of Term/Delivery of Possession.  The term of this Lease ("Term") shall begin on the earlier of (i) the date when Landlord delivers possession of the Premises to Tenant pursuant to this Section 2.1 or (ii) the date when Tenant first enters the Premises for the purpose of performing any of Tenant's Work as described in Exhibit "C," and shall continue until the Rental Commencement Date specified in Section 2.2 of this Article and thereafter for the number of Lease Years set forth in Article 1 above unless sooner terminated as hereinafter provided. Unless otherwise specifically stated in this Lease, the "Term" of this Lease shall include the original Term and any extension, renewal or holdover thereof. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises forthwith upon notice from Landlord that the Premises are available for occupancy by Tenant. Such notice, in any case where Landlord is required to do work in the Premises, shall be deemed the equivalent of notice from Landlord that Landlord's Work in the Premises has been substantially completed in accordance with said Exhibit "C" to the extent that Tenant's contractor may commence the construction of Tenant's Work as described in Exhibit "C," which shall be conclusive and binding upon the parties hereto, it being expressly understood and agreed that Landlord may not install or complete all items of Landlord's Work until Tenant has commenced construction of Tenant's Work and completed portions thereof to the point where Landlord may reenter the Premises and complete all items of Landlord's Work. In the event such notice is given to Tenant prior to the date of this Lease set forth in Article 1, or in the event Tenant has otherwise prior to the date of this Lease entered the Premises for purposes of performing any of Tenant's Work as described in Exhibit "C," then such notice or entry, upon execution and delivery of this Lease by and between Landlord and Tenant, shall for all purposes hereunder be deemed to be effective retroactive to the date Landlord actually gave Tenant such notice or the date of such actual entry, as the case may be, even though such date precedes said date of this Lease set forth in Article 1. In the event Tenant has, at any time prior to or in lieu of such notice, entered the Premises for purposes of performing any of Tenant's Work as described in Exhibit "C," such event shall be deemed the equivalent that Landlord has delivered and Tenant has accepted possession of the Premises as of the date of such entry, notwithstanding anything to the contrary set forth elsewhere in this Lease. Provided Tenant on or before the later of (i) August 23, 2001, or (ii) the date of the first city council meeting subsequent to August 1, 2001, held by the City of Chandler, Arizona (hereafter the later of (i) or (ii) shall sometimes be referred to as the "Triggering Date"), acting in good faith and using commercially reasonable efforts and due diligence, has not been able to obtain from the applicable government authority a license to sell alcoholic beverages at the Premises ("the Liquor License"), then, in such event, Tenant shall have the right and option, exercisable by giving notice thereof to Landlord only within the fifteen (15) day period immediately following the Triggering Date, to terminate this Lease, whereupon this Lease shall terminate and neither party shall have any liability hereunder and this Lease shall end and be of no further force or effect. The failure to deliver the termination notice within said fifteen (15) day period shall render such termination rights of Tenant inoperative and void. In connection with applying for and obtaining said Liquor License, Landlord agrees to cooperate with Tenant in obtaining said Liquor License, and Tenant shall bear the cost of all fees, charges and expenses related thereto. If delivery of possession of the Premises to Tenant shall not have occurred within three (3) years after the date hereof, then this Lease shall automatically terminate and become null and void without further notice and neither party shall have any liability or obligation to the other hereunder.

    2.2 Commencement of Rent.  The "Rental Commencement Date" as used in this Lease shall mean the earlier of (i) the date Tenant commences to do business on the Premises, or (ii) the later of (a) the Grand Opening Date (which "Grand Opening Date" shall, for purposes of this Section 2.2, be deemed to be October 18, 2001, or such later date as Landlord may hereafter designate from time to time as the date upon which the grand opening of the Shopping Center is then reasonably anticipated to occur), or (b) the expiration of one hundred fifty (150) days following the date Landlord delivers possession of the Premises to Tenant.

    2.3 Tenant's Certificate.  Within fifteen (15) days following request in writing by Landlord, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit "E" attached hereto confirming the Rental Commencement Date. Failure to execute and deliver to

Landlord such certificate shall constitute acceptance and acknowledgment by Tenant that the Rental Commencement Date set forth in Landlord's request for confirmation thereof is true and correct, without exception.

    2.4 Tenant's Work/Opening for Business.  Upon delivery of possession of the Premises, Tenant agrees, at its sole cost and expense, to commence and complete "Tenant's Work" as described in Exhibit "C" and open for business not later than the Rental Commencement Date specified in Section 2.2 of this Article.

    2.5 Lease Year.  As used in this Lease, "Lease Year" shall mean each period of twelve (12) consecutive months commencing on each January 1st and ending at midnight on the immediately succeeding December 31st (i.e., a full twelve-month calendar year), except that the first Lease Year at the beginning of the Term shall begin on the Rental Commencement Date and shall end at midnight on December 31, 2002, in which event the first Lease Year may be longer or shorter than a full twelve-month calendar year. Any Lease Year which for any reason is shorter than a full twelve-month calendar year may sometimes be referred to herein as a "partial" Lease Year. For purposes of determining and paying all recurring Other Charges hereunder (as "Other Charges" is hereinafter defined in Section 3.12), a "Lease Year," notwithstanding anything to the contrary contained in this Lease, shall mean a full twelve-month calendar year, prorated for any partial Lease Year.

Article 3—RENTAL

    3.1 Minimum Annual Rent.  Tenant agrees to pay to Landlord for the use and occupancy of the Premises, at the times and in the manner hereinafter provided, the Minimum Annual Rent specified in Article 1 above as the same may be adjusted from time to time as provided therein and elsewhere in this Lease. Minimum Annual Rent shall be payable in advance in twelve (12) equal monthly installments on the first day of each calendar month, without recoupment, setoff, deduction or demand of any kind, commencing upon the Rental Commencement Date; however, in the event the first or last Lease Year should be shorter or longer than twelve (12) months, the Minimum Annual Rent for the first or last Lease Year, as the case may be, shall be adjusted on the basis of the number of full calendar months in such Lease Year, plus any additional days as hereinafter provided in this paragraph. If the Rental Commencement Date falls on a day of the month other than the first day of such month, then the rental for the first fractional month shall be prorated on the basis of a thirty (30) day month. All other payments required to be made under the terms of this Lease which require proration on a time basis shall be prorated on the same basis.

    3.2 Minimum Annual Rent Adjustment.  The Minimum Annual Rent shall be adjusted from time to time as provided in the rental table set forth in Article 1 of this Lease, and further adjusted as otherwise specifically provided in this Lease.

    3.3 Percentage Rent.  During each Lease Year, in addition to Minimum Annual Rent and Other Charges (and other forms of rental, if applicable), Tenant shall pay Percentage Rent to Landlord. In any given Lease Year, Percentage Rent shall be due and payable monthly, in arrears, without recoupment, setoff, deduction or demand of any kind, on or before the fifteenth (15th) day of each and every month commencing on or before the fifteenth (15th) day of the month immediately succeeding the month in which Tenant's Percentage Rent Sales Level as set forth in Article 1 is first exceeded. As and for said month and each month thereafter during each Lease Year, the Percentage Rent due and payable shall be an amount equal to the product obtained by multiplying the amount by which Tenant's total Net Sales as of each such Percentage Rent date exceeds its Percentage Rent Sales Level times the Percentage Rent Rate as set forth in Article 1, and then deducting from such product the amount of any Percentage Rent previously paid by Tenant during said Lease Year. For purposes of paying Percentage Rent hereunder, Tenant's Percentage Rent Sales Level shall be proportionately decreased or increased, as the case may be, for any Lease Year during the Term which is shorter or longer than twelve (12) full calendar months. Tenant covenants and agrees to use its best efforts to maximize its Net Sales at the Premises. Notwithstanding any provision of this Lease to the contrary, in addition to any and all other rights and remedies of Landlord whether hereunder or at law or in equity, for each day that the Premises is not open during the hours that the Shopping Center is open to the public, whether or not any such closure has been consented to by Landlord, Tenant's Percentage Rent Sales Level shall be reduced by one-three hundred sixtieth (1/360). If Tenant shall fail to pay Percentage Rent in an amount equal to at least twenty-five percent (25%) of the Minimum Annual Rent payable pursuant to this Article in the third (3rd) Lease Year of the Term, then Landlord may elect to terminate this Lease by notice to Tenant given within six (6) months after the end of said third (3rd) Lease Year and this Lease shall terminate ninety (90) days after the date of such notice. Tenant may render such notice of termination inoperative if Tenant shall, within thirty (30) days after the date of such notice, agree in writing to increase the then established Minimum Annual Rent payable for the fourth (4th) Lease Year and for each Lease Year thereafter for the balance of the Term (including also all extensions thereto) by an amount equal to twenty-five percent (25%) of said Minimum Annual Rent theretofore established.

    3.4 Statement of Net Sales.  Tenant agrees to furnish or cause to be furnished to Landlord within fifteen (15) days after the close of each calendar month a statement of the monthly Gross Sales and Net Sales of Tenant and a cumulative statement thereof from the beginning of the then current Lease Year. Such statements shall be certified as an accurate accounting of such Gross Sales and Net Sales by an authorized representative of Tenant. Tenant shall record at the time of each transaction, in the presence of the customer, all receipts from sales or other transactions, whether cash or credit, and maintain as part of such record a cumulative total and which shall number consecutive purchases. In addition, Tenant shall telephonically deliver to Landlord daily, upon Landlord's request therefor, a statement of each day's unaudited Gross Sales; provided that such telephonic statements shall only be used for mall management and marketing purposes (such as determining the success of certain promotional events occurring from time-to-time in the Shopping Center), shall be kept confidential by Landlord, and shall not be used in connection with any audit conducted by Landlord. Tenant shall keep full and accurate books and accounts of record which shall include all pertinent original sales records of Tenant relating to Tenant's Gross Sales and Net Sales (including also the Gross Sales and Net Sales of any and all subtenants, licensees and concessionaires). Pertinent original sales records shall be separately maintained for the Premises and shall include: (1) daily dated receipts of all sales; (2) serially numbered sales slips; (3) the originals of all mail orders at and to the Premises; (4) the original records of all orders at and to the Premises accepted by means of electronic, telephonic, video, computer or other electronic or other technology based system whether existing now or developed in the future; (5) settlement report sheets of transactions with sub-tenants, concessionaires and licensees; (6) the original records showing that merchandise returned by customers was purchased at the Premises by such customers; (7) memorandum receipts or other records of merchandise taken out on approval; (8) Tenant's bank accounts (separate bank account[s] shall be maintained for receipts from the Premises and no receipts and/or refunds from any other source shall be deposited in such account[s]); (9) daily and/or weekly transaction reports; and (10) such other sales records (including, without limitation, all computer-generated records containing or representing in any manner any of the foregoing), if any, which would normally be examined by an independent certified public accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales. Such books, receipts and records shall be kept for a period of three (3) years following delivery to Landlord of the cumulative year-end statement for such Lease Year and shall be available for inspection and audit by Landlord or its representatives at all times during regular business hours. In addition, upon request of Landlord, Tenant agrees to furnish to Landlord a copy of Tenant's sales tax return (State and Local Sales and Use Tax Return). The receipt by Landlord of any statement or any payment of Percentage Rent for any period shall not be binding upon Landlord as to the accuracy of such statement or payment. At any time within three (3) years of receipt of any such statements, Landlord shall be entitled to an independent audit of such Net Sales, to be conducted either by Landlord or an accountant to be designated by Landlord. Such audit shall be limited to items necessary to a determination of Tenant's Net Sales, as hereinafter defined, and shall be conducted during normal business hours at the Premises, unless Tenant shall operate its business at additional locations, in which case such audit shall be conducted at the principal place of business of Tenant. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rent, such deficiency shall become immediately due and payable with interest at twelve percent (12%) per annum from the date when said payment should have been made. In addition, if Tenant's statement for the pertinent Lease Year shall be found to have understated Net Sales by more than three percent (3%), and Landlord is entitled to any additional Percentage Rent as a result of such understatement, Tenant shall pay to Landlord all reasonable costs and expenses which may be incurred by Landlord in determining and collecting the understatement or underpayment. If such audit shows that Tenant has failed to maintain the books of account and records required by this Article so that Landlord is unable to verify the accuracy of any of the foregoing statements, or if any of said statements should be found to have understated Net Sales by more than five percent (5%), Landlord may elect upon ten (10) days' notice to Tenant to either (a) increase Tenant's Minimum Annual Rent for any such Lease Year by fifty percent (50%), such increased amount thereupon being payable to Landlord without further demand (however the same shall not be considered as additional Minimum Annual Rent for purposes of computing Percentage Rent hereunder), or (b) cancel and terminate this Lease. The rights and remedies granted Landlord under this Section 3.4 are expressly in addition to any and all other rights and remedies of Landlord whether hereunder or at law or in equity.

    3.5 Definition of "Gross Sales" and "Net Sales".  As used in this Lease, "Net Sales" of Tenant is defined as the aggregate gross selling and/or leasing price of all merchandise or services sold, exchanged, traded, licensed, leased (any lease of merchandise shall be treated as a sale in the month in which made for a price equal to the total rent payable during the Term) or otherwise rendered upon or from the Premises by Tenant, its subtenants, licensees and concessionaires, without reserve, deduction or offset of any kind for trade-ins (including also allowances in excess of the retail value of trade-ins) or for returns of merchandise not originally purchased from and delivered to the customer at the Premises, whether for cash or on credit, whether collected or not, whether occurring or arising as a result of solicitation off the Premises, and whether made by store personnel or by vending or similar machines (if such machines are permitted hereunder) or by or through any electronic means or other devices or systems, herein sometimes called "Gross Sales," excepting therefrom the following:

      (a) The selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts and allowances made thereon, but only if the selling price of such merchandise was previously included in Gross Sales and further provided that all such credits, discounts and allowances issued or otherwise given to customers shall be again included in Gross Sales when used or redeemed for merchandise;

      (b) Goods returned to sources or transferred to another store or warehouse owned or leased by or affiliated with Tenant when such return or transfer is not related to a sale of merchandise made from or at the Premises;

      (c) Sums and credits received in the settlement of claims for loss of or damage to merchandise located within the Premises;

      (d) Cash refunds made to customers in the ordinary course of business for unsatisfactory or defective merchandise originally purchased from and delivered to the customer at the Premises;

      (e) Interest, service or sales carrying charges or other charges, however denominated, paid by customers for extension of credit on sales where not included in the merchandise sales price, but not charges or expenses in connection with credit cards or bank cards (or other similar devices or systems now or hereafter developed), whether paid by the customer or by Tenant;

      (f) Sales taxes, so-called luxury taxes, excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services made from or at the Premises, but only if collected separately from the selling price of merchandise or services and collected from customers;

      (g) Sales in bulk of fixtures, equipment or property not in the course of normal business; and

      (h) Sales or the transfer of beer brewed at the Premises to other restaurants owned and operated by Tenant, or any restaurants not owned or operated by Tenant (hereinafter referred to as "Non-affiliated Restaurants"), provided that any profit Tenant receives from any such sales or transfer to Non-Affiliated restaurants shall be included in Net Sales.

In the event the total combined aggregate of all such exclusions and deductions from Gross Sales exceeds an amount equal to five percent (5%) of Tenant's Gross Sales for any given Lease Year, Tenant shall submit to Landlord (along with and at the same time as Tenant submits to Landlord its year-end statement of Gross and Net Sales for such Lease Year in accordance with Section 3.4) supporting documentation specifying in reasonable detail the basis for all such exclusions and deductions. All sales originating or accepted at the Premises shall be considered as made and completed therein, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises, except that sales of gift certificates shall be treated as made at the time and place of redemption for the amount redeemed. Each sale upon installments, layaway or credit shall be treated as a sale for the full cash price at the time of sale irrespective of the time when Tenant shall receive payment therefor.

    3.6 Taxes and Insurance Expenses.  Commencing upon the Rental Commencement Date, and for the balance of the Term, Tenant shall pay to Landlord its pro rata share of the real property taxes and insurance costs and expenses allocable to the Shopping Center (including also the Common Areas). Said amounts shall mean all real property taxes levied against the Shopping Center as provided in Section 3.7 hereinbelow (including also the Common Areas) and the costs and expenses to Landlord of its insurance programs relative to the Shopping Center (including also the Common Areas). For all purposes hereunder, the insurance costs and expenses allocable to said insurance programs shall be deemed to also include any and all deductibles and self-insured retentions and expenses paid or incurred by Landlord in connection with such insurance programs. During any portion of the Term which is less than a full taxable fiscal year or less than a full period for which Landlord has obtained such insurance, Tenant's obligation for such real property taxes and insurance costs and expenses shall be prorated on a daily basis.

    3.7 Definition of Real Property Taxes.  As used herein, the term "real property taxes" shall include general real property and improvement taxes, any form of assessment, re-assessment, license fee, license tax, business license tax, commercial rental tax, in lieu tax, levy, charge, penalty, or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or other public body, as against any legal or equitable interest of Landlord in the Shopping Center, and all costs, fees (including, without limitation, attorneys' fees and expert witness fees) and expenses reasonably incurred by Landlord in protesting and/or negotiating any or all of the foregoing including, but not limited to, a valuation protest on the assessed value of any portion of the Shopping Center and/or its improvements. With respect to any assessment which may be levied against or upon said interest of Landlord in the Shopping Center and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition real property taxes with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year. In the event Landlord contests or negotiates with any governmental authority the amount or validity of any real estate tax and/or assessment and a refund or a reduction therein is obtained, Tenant shall receive the pro rata benefit of such refund or reduction, less the costs and attorneys' fees incurred in obtaining such refund or reduction; and the amount of real estate taxes and assessments paid by Tenant for the year to which said refund or reduction applies shall be adjusted to reflect said refund or reduction, less said costs and attorneys' fees. In the event Landlord contests the amount or validity of any such tax and/or assessment and no refund or reduction therein is obtained, Tenant agrees to reimburse Landlord on a pro rata basis, as part of its share of real estate taxes and assessments pursuant to this Article, all sums Landlord may have expended for attorneys' fees and costs in protesting and/or negotiating the amount or validity of any such valuation, tax and/or assessment and/or valuation of any portion of the Shopping Center and/or its improvements. The right to protest any such valuation, tax and/or assessment shall remain exclusively with Landlord.

    3.8 Allocation of Real Property Taxes.  Tenant's pro rata share of real property taxes shall be a fractional portion of all said real property taxes assessed against or allocable to Landlord's interest in the Shopping Center (after deducting therefrom the contributions made by Major Users), the numerator of which shall be the Floor Area contained in the Premises and the denominator of which shall be the total ground level Floor Area within the Shopping Center which is from time to time open for business as of the commencement of each month, exclusive of the Floor Area of Major Users; provided, however, Landlord agrees that in no event shall Tenant's pro rata share of said real property taxes ever be based upon less than eighty percent (80%) of the total number of square feet of ground level Floor Area in the Shopping Center, exclusive of the Floor Area of Major Users.

    3.9 Insurance Allocation.  Tenant's pro rata share of said insurance costs and expenses shall be a fractional portion of all said insurance costs and expenses allocable to Landlord's insurance programs pursuant to this Lease (after deducting therefrom the contributions made by Major Users), the numerator of which shall be the Floor Area contained in the Premises and the denominator of which shall be the total ground level Floor Area within the Shopping Center which is from time to time open for business as of the commencement of each month, exclusive of the Floor Area of Major Users; provided, however, Landlord agrees that in no event shall Tenant's pro rata share of said insurance costs and expenses ever be based upon less than eighty percent (80%) of the total number of square feet of ground level Floor Area in the Shopping Center, exclusive of the Floor Area of Major Users.

    3.10 Tax and Insurance Fund.  Along with Minimum Annual Rent, Tenant shall pay to Landlord on account of such real property taxes and insurance costs and expenses on the first day of each calendar month such respective amounts as Landlord shall from time to time estimate and so notify Tenant are required (the initial estimate being set forth in Article 1) for Landlord to establish a fund (which shall not bear interest) with which to pay such expenses prior to delinquency. Landlord shall deliver to Tenant at least once annually a statement setting forth Tenant's pro rata share of real property taxes and insurance costs and expenses payable under this Article and the basis for computing the same, and if such pro rata share exceeds Tenant's payments hereunder for the applicable Lease Year, Tenant shall pay the deficiency to Landlord within ten (10) days after receipt of such statement. Upon request by Tenant, Landlord shall provided Tenant with copies of all applicable tax bills and insurance premium statements. If payments made by Tenant for said Lease Year exceed such actual costs and expenses, Tenant shall be entitled to a credit against the next such payment(s) of such costs and expenses coming due under this Section 3.10 (or to a refund if this Lease has expired) subject, however, to any offsets by Landlord for any and all past due amounts under this Lease.

    3.11 Other Taxes.  Any excise, transaction, sales or privilege tax (except income tax) now or hereafter levied or imposed upon Landlord on account of, attributed to or measured by rent or Other Charges payable by Tenant hereunder shall be paid by Tenant to Landlord along with said rent and Other Charges otherwise payable by Tenant.

    3.12 Other Charges.  Tenant shall pay to Landlord when due, as rent or additional rent, without recoupment, setoff, deduction or demand of any kind, all sums of money required to be paid pursuant to this Article and all other sums of money or charges required to be paid by Tenant under this Lease together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay the same as herein provided, and all other charges, costs, fees (including, without limitation, attorneys' fees and expert witness fees) and expenses which Landlord may suffer or incur, and any and all other sums which may become due, by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease on Tenant's part to be performed (herein sometimes called "Other Charges"). If such Other Charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent hereunder with the next monthly installment of Minimum Annual Rent, without recoupment, setoff, deduction or demand of any kind, and Landlord shall have with respect thereto all rights and remedies herein provided in the event of nonpayment of rent; provided, however, in the event the first or last Lease Year should be shorter or longer than twelve (12) months, any Other Charges for such Lease Year which are determined and billed by Landlord on a calendar year basis shall be adjusted on the basis of the number of full calendar months in such Lease Year, plus any additional days prorated for any fractional month. All Other Charges that are subject to year-end reconciliation and/or adjustment shall be so reconciled and/or adjusted on a calendar year basis after the expiration of each and every calendar year or partial calendar year during the Term; provided, however, nothing herein shall be construed to preclude Landlord from making subsequent reconciliations and/or adjustments based upon subsequent charges actually incurred by, or subsequent credits actually granted to, Landlord following the initial year-end reconciliation and/or adjustment therefor. If Tenant shall fail to pay, when the same is due and payable, any rent or Other Charges, then, without limiting any of Landlord's other rights or remedies whether hereunder or at law or in equity, such unpaid amounts shall bear interest at twelve percent (12%) per annum from the date due to the date of payment. Nothing contained in this paragraph shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder nor limit any other right or remedy of Landlord whether hereunder or at law or in equity.

    3.13 Place of Payment.  All rental and Other Charges shall be paid by Tenant to Landlord at the address specified for rental payments in Article 1 of this Lease, or at such other place as may from time to time be designated by Landlord in writing at least ten (10) days prior to the next ensuing payment date; provided, however, in the event Landlord has given Tenant notice of default in the payment of rental or Other Charges hereunder, and such notice designates therein a new place and/or manner of making such payments, then, effective immediately upon the giving of such notice of default, all subsequent payments shall be made in the manner and at such place as Landlord shall designate in said notice until such time as the default has been fully cured to Landlord's satisfaction. In such event, payments made in any manner or at any place other than what is designated in such notice (i) shall not be deemed to have been legally tendered to or accepted by Landlord, (ii) shall not constitute nor in any way be construed as an accord and satisfaction or as a waiver by Landlord of any of its rights or remedies hereunder or at law or in equity (whether statutory or otherwise) arising as a result of such default, and (iii) shall not be used to defeat or otherwise affect in any way any of Landlord's remedies to recover possession of the Premises including, but not limited to, any forcible entry and/or detainer action theretofore or thereafter commenced by Landlord relative to such default.

Article 4—COMMON AREAS/COMMON AREA EXPENSES

    4.1 Common Areas Defined.  The "Common Areas" shall consist of all areas and facilities in the Shopping Center which shall not be within the exterior walls of the premises of a tenant or occupant and which shall from time to time be available for the joint benefit of all tenants and occupants of the Shopping Center and their employees, customers, licensees and invitees, including without limitation all parking areas, parking structures, driveways, sidewalks, walkways, malls, service corridors, loading platforms, canopies, elevators, escalators, washrooms, lounges and shelters, if any. Landlord expressly reserves the right and privilege in its sole discretion of determining the nature, extent and use of the Common Areas, as the same may exist from time to time, and whether portions thereof shall be surface, underground or multiple-deck, and of making such changes, additions and/or deletions therein and thereto from time to time as provided elsewhere in this Lease or as in Landlord's opinion may otherwise be deemed desirable, including without limitation: (1) the addition, location, relocation and/or elimination of driveways, entrances, exits, parking spaces, patio areas, walkways and/or sidewalks; (2) the placement of kiosks, carts, advertising, entertainment events, promotional events and/or any other displays and/or events; (3) the direction and flow of traffic; (4) the installation of prohibited areas, landscaped areas and/or any other areas, and any equipment and/or facilities relating thereto; (5) additions to and/or deletions from the land from time to time comprising the Common Areas; and (6) the modification and/or demolition of existing and/or the construction of additional buildings, retail areas, pads, pad areas, mall areas, parking (whether surface, subsurface and/or decked) and/or other structures and/or improvements.

    4.2 Use of Common Areas.  Tenant and its employees, customers, licensees and invitees are, except as otherwise specifically provided in this Lease, privileged to use the parking and other Common Areas in common with other persons during the Term while such employees, customers, licensees and invitees are shopping or otherwise conducting permitted business in the Shopping Center.

    4.3 Common Area Expenses.  Landlord shall keep or cause to be kept said Common Areas in a clean condition, properly lighted and landscaped and shall repair any damage to the facilities thereof, but all costs and expenses (including also, at Landlord's election, appropriate reserves) in connection with said Common Areas (collectively hereinafter "Common Area Expenses") shall be charged and prorated in the manner hereinafter set forth. Common Area Expenses shall be deemed to include, but not be limited to, all sums expended or incurred in connection with said Common Areas for all general maintenance and repairs; janitorial services; sweeping; cleaning; snow and ice removal; trash collection and removal (except to the extent such services are provided by an agent or independent contractor engaged by Landlord, in which event, at Landlord's sole election, Tenant shall pay directly such agent or independent contractor on a monthly basis for such services); painting (including but not limited to the painting of exterior faces of exterior building walls); resurfacing; restriping; maintenance, repair, replacement and/or substitution of: sprinkler systems; doors; sidewalks, curbs and parking areas; Shopping Center signs and other identification signs; planting and landscaping; firewood, fountains (as well as streams and other artificial water flow systems), fireplaces, courts, stages and canopies, if any; fire protection systems, security alarm systems, lighting systems, storm drainage systems and any other utility systems; audio and/or visual systems, audio and/or visual program equipment and loudspeakers; traffic counting systems and equipment; smart card and other electronic and/or technology based systems and equipment; and all other such tangible items from time to time associated with the Common Areas. Common Area Expenses shall also include but not be limited to lighting and other utilities and all costs and expenses associated with any change of company providing such utilities; the cost of leasing identification signs; the cost of seasonal decorations of the Shopping Center; the salaries and other costs of on-site and other management personnel deemed necessary by Landlord to implement the management and operation of the Common Areas as well as other personnel to implement services deemed necessary by Landlord in carrying out its obligations under this Article 4, including without limitation, the cost of security guards; personal property taxes and assessments (including also all costs and expenses associated with protesting and/or negotiating the same and/or any valuation associated with any such taxes or assessments); depreciation on maintenance and operating machinery and equipment or rental paid for such machinery and equipment; compliance with all environmental, remedial and other laws, ordinances, rules, regulations, requirements, directions, guidelines and orders now or hereafter in effect from time to time; obtaining and operating a shuttle bus system and/or other forms of transportation (whether public or private and whether or not governmentally required) for purposes of transporting customers to and from the Shopping Center; at

Landlord's election, amounts as and for appropriate reserves for the replacement and/or substitution of those items as provided herein and in Section 4.4; and a reasonable allowance for Landlord's supervision of said Common Areas in an amount equal to fifteen percent (15%) of the total Common Area Expenses and Other Expenses for each Lease Year. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Should Landlord make available additional land for parking or other Common Area purposes, then Common Area Expenses shall also include all expenses incurred in connection with said additional land.

    4.4 Other Expenses.  Tenant shall pay to Landlord, Tenant's pro rata share of the following additional expenses as a part of and in the same manner as if the same were Common Area Expenses (the term "Common Area Expenses" shall for all purposes under this Lease be deemed to also include all Other Expenses pursuant to this Section 4.4):

      (a) All costs and expenses associated with the maintenance and repair of exterior walls and roofs, including also, at Landlord's election, an annual reserve in an amount estimated by Landlord for the replacement of such items, and, also at Landlord's election, all costs and expenses associated with any maintenance agreement entered into by Landlord for the regular servicing and/or maintenance of any HVAC systems in the Shopping Center. Exterior walls shall not include store fronts; glass; window frames or cases; doors or door frames.

      (b) A property management fee equal to five percent (5%) of gross revenues received by Landlord from tenants of the Shopping Center.

    4.5 Pro Rata Shares.  Tenant shall pay to Landlord, as and for Tenant's pro rata share of such Common Area and Other Expenses, the following:

      (a) As of the Rental Commencement Date, but subject to adjustment as hereinafter set forth in subsection (b) immediately below, Tenant shall pay on the first day of each calendar month of the Term an amount equal to one-twelfth (1/12th) of the annual Common Area Expense rate per square foot of the Floor Area of the Premises established in Article 1 of the Lease which rate includes (i) the Landlord's Common Area supervision fee of fifteen percent (15%) provided for in Section 4.3 hereof, and (ii) the property management fee of five percent (5%) provided for in subparagraph (b) of Section 4.4 hereof.

      (b) Tenant's pro rata share shall automatically be increased annually each January 1st (hereinafter the "Adjustment Date") over the immediately preceding Lease Year by the sum of: (1) the actual increase in Common Area Expenses as to real property taxes, insurance, utilities and security plus (2) the lesser of (i) five percent (5%), or (ii) the actual increase over the immediately preceding Lease Year as to all other Common Area Expenses reasonably anticipated by Landlord for such Lease Year. In no event, however, shall the adjusted pro rata share for any ensuing Lease Year be less than Tenant's pro rata share (based upon a full twelve-month calendar year) established for the immediately preceding Lease Year.

    4.6 Floor Area.  The term "Floor Area" shall include all areas for the exclusive use and occupancy by a tenant measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings) and from the center of walls dividing the Premises from other premises, and shall also include the vestibule area (if any) designated by Landlord lying immediately outside each tenant's front entryway and all other areas lying within the lease line designated by Landlord from time to time. No deduction or exclusion shall be made from Floor Area by reason of columns, stairs, elevators, escalators, or other interior construction or equipment within the Premises, and in no event shall Tenant be permitted to construct any basements, second levels, mezzanines, lofts or other multilevel areas within the Premises, nor construct any exterior (whether attached or freestanding) equipment, patio, utility or loading areas, or the like, all such areas being strictly prohibited hereunder. The foregoing provisions of this Section 4.6 to the contrary notwithstanding, for purposes of computing the total ground level Floor Area within the Shopping Center pursuant to Sections 3.8 and 3.9, or pursuant to any other provision of this Lease unless expressly stated otherwise, as the case may be, there shall be excluded therefrom: (a) all space occupied temporarily, all space used for educational purposes, all space located on any level other than ground level, and all office space, storage space and maintenance rooms in the Shopping Center other than such space within a tenant's or occupant's premises which is used for office, storage or maintenance purposes on an ancillary or incidental basis to such tenant's or occupant's primary permitted use; and (b) the Floor Area of all pads and pad type tenants to the extent the owners or occupants thereof are responsible for the costs and expenses allocable to such pads or pad type tenants as reasonably determined by Landlord.

    4.7 Control of Common Areas.  Landlord shall at all times have the right of determining the nature, extent and use of the Common Areas and of making such changes thereto which in its sole opinion are deemed to be desirable including the relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Landlord shall not be liable for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the negligence of the Landlord, its agents, servants, employees or contractors. It shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of said areas only for normal parking and ingress and egress by the said customers, patrons and service suppliers to and from the building occupied by Tenant and the other tenants of Landlord. Tenant shall keep the sidewalks abutting the Premises clear and shall not permit any business or display of merchandise to be operated or maintained in front of the Premises.

    4.8 Rules and Regulations.  Landlord shall have the right to establish and, from time to time upon notice to Tenant's restaurant manager at the Premises, to change, alter and amend, and to enforce, against Tenant and the other users of said Common Areas such reasonable rules and regulations (including the exclusion of employees' parking therefrom) as may be deemed necessary or advisable for the proper and efficient operation and maintenance of said Common Areas. Landlord acknowledges that in the event of a conflict between this Lease and said rules and regulations, this Lease shall prevail. The rules and regulations herein provided for may include, without limitation, the hours during which the Common Areas shall be open for use. Landlord may, if in its opinion the same be advisable, establish a system or systems of validation or similar operation, including a system of charges against non-validated parking checks of users, and Tenant agrees to conform to and abide by all such rules and regulations in its use and the use of its customers and patrons with respect to said automobile parking areas; provided, however, that all such rules and regulations and such types of operation or validation of parking checks and other matters affecting the customers and patrons of Tenant shall apply equally and without discrimination to all persons entitled to the use of said automobile parking areas. Landlord represents to Tenant that except for the rights and obligations expressly provided under this Lease there are no separately established rules and regulations governing the Common Area as of the date of this Lease, and that Tenant shall not be subject to any future set of reasonable rules and regulations until such time that Landlord notifies Tenant's restaurant manager at the Premises of any such new reasonable rules and regulations.

    4.9 Employee Parking.  The employees of Tenant and the other tenants of Landlord shall not be permitted to park their automobiles in the automobile parking areas which may from time to time be designated for patrons of the Shopping Center. Landlord agrees to furnish and/or cause to be furnished either within the Shopping Center parking area, or reasonably close thereto, space for employee parking. Landlord at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be changed from time to time. Tenant and its employees shall park their cars only in those portions of the parking area, if any, designated for that purpose by Landlord. If Tenant or its employees park their cars in parking areas designated for patrons, then Landlord may charge Tenant Ten Dollars ($10.00) per day for each day or partial day per car parked in such areas. All amounts due under the provisions of this paragraph shall be payable by Tenant within ten (10) days after demand therefor. Tenant hereby authorizes Landlord to tow away from the Shopping Center any car or cars belonging to Tenant or Tenant's employees, and/or to attach violation stickers or notices to such cars.

Article 5—USE AND OPERATION

    5.1 Tenant's Use and Trade Name.  Tenant shall use the Premises solely for the purpose and under the trade name specified in Article 1. Tenant hereby warrants that it has the right to use Tenant's trade name, that said use will not infringe in any way upon the rights of others and that Tenant will take all actions reasonably necessary throughout the Term and any extension thereof to protect such right to use said trade name. Tenant shall not use nor permit the Premises to be used for any other purpose or purposes or under any other trade name whatsoever. Tenant further covenants and agrees that it will not use, nor suffer or permit any person or persons to use the Premises or any part thereof for any use or purpose in violation of the laws, ordinances, regulations or requirements which are now or hereafter in effect from time to time of the United States of America, the State of Arizona or the local municipal or county governing body or other lawful authorities.

    5.2 Insurance Use Restrictions.  Tenant agrees not to conduct and operate its business in any manner which could jeopardize or increase the rate of any fire or other insurance or so that the same shall constitute a nuisance to or interfere with the other property of Landlord or its business or the property or business of other tenants of the Shopping Center. Tenant may not display or sell merchandise, or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls or roof and permanent doorways of the Premises.

    5.3 Deliveries.  Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises prior to 10:00 A.M. of each day, and to prevent delivery trucks or other vehicles servicing the Premises from parking or standing in service areas for undue periods of time. If the Premises has a rear entrance, all deliveries shall be made through said rear entrance. In no event shall Tenant be permitted to erect, place, maintain or otherwise have, cause or permit to exist in any manner or form (whether on a temporary or permanent basis) any sheds, leantos, trailers or other structures or vehicles for storage or other purposes anywhere on, about or within the Shopping Center; any such event, whether or not the same shall have been with the consent of Landlord, shall be at Tenant's sole risk. Tenant shall be solely responsible for any and all fines, duties and liens whatsoever imposed upon Landlord or the Shopping Center by any governmental body or agency having jurisdiction thereover pertaining to any such structure or vehicle which is in violation of any ordinance, rule, law, directive, regulation, requirement, guideline or order of such body or agency. Landlord reserves the right to further reasonably regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further reasonable regulations of Landlord.

    5.4 Operating Covenant.  Tenant agrees to be open for business and to operate all of the Premises continuously and uninterruptedly from and after the Rental Commencement Date throughout the remainder of the Term and any extension thereof during all hours on all days that Landlord in its sole discretion shall determine that the Shopping Center shall be open for business to the public; provided, however, in no event shall Tenant be required to be open for business other than during the following minimum hours: 11:00 a.m. to 10:00 p.m. Mondays through Fridays, and 11:00 a.m. to 11:00 p.m. Saturdays and Sundays (or, if directed by Landlord during the holiday season, later than 10:00 p.m. each day until such time as the Shopping Center closes to the public). Tenant further agrees at all times during said hours and on said days to fully utilize the Premises for its business at this location and to keep and maintain upon the Premises competent personnel and an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers. In the event Tenant fails to open or remain open as herein required, in addition to all other rights and remedies available to Landlord, whether hereunder or at law or in equity, and notwithstanding anything in this Lease to the contrary, the Minimum Annual Rent due hereunder shall be increased by an amount equal to 10% of the then Minimum Annual Rent (without a corresponding increase in Tenant's Percentage Rent Sales Level) on a per diem basis for each day the Premises are not so open or in which such hours are not maintained. Tenant shall keep its Premises in a neat, clean and orderly condition and its display windows well lighted from dusk until such reasonable time as may be fixed from time to time by Landlord for all of the tenants in the Shopping Center unless prevented by causes beyond Tenant's reasonable control.

    5.5 New Locations.  Except for existing stores owned or operated by Tenant as of the date of this Lease, Tenant covenants that, during the Term and any extension thereof, it will not, directly or indirectly operate or own any similar type of business within a radius of eight (8) miles from the location of the Premises. In the event Tenant violates this covenant, Landlord shall at its option, in addition to all other rights and remedies it may have whether hereunder or at law or in equity, be entitled to (i) terminate this Lease or, if not so terminated, (ii) obtain injunctive relief prohibiting such conduct or (iii) include the Net Sales of such other business (determining Net Sales of such other business in the same manner as Net Sales are determined under this Lease) in the Net Sales transacted from the Premises for the purpose of computing the Percentage Rent due hereunder. In the latter event, Tenant shall furnish to Landlord statements of the net sales of such other business and pay the rental due by reason thereof in the same manner and at the same times as required by Article 3. The restriction contained in this Section 5.5 shall also apply to Tenant's affiliates and subsidiaries and to any person (including, without limitation, the principal directors, shareholders, members and partners of Tenant, as the case may be), corporation and other entity controlling or controlled by Tenant.

    5.6 Other Use Restrictions.  Tenant shall not permit the use of any part of the Premises for sleeping apartments or lodging. No auction, distress, going-out-of-business, fire or bankruptcy sales shall be conducted in the Premises without the advance written consent of the Landlord. Tenant shall not, without prior written approval of the Landlord, sell merchandise from vending machines or allow any coin-operated vending, gaming, arcade, or video game machines on the Premises. Tenant will not use or operate the Premises so as to emit therefrom any noise, litter, or odor which, in Landlord's reasonable opinion, is obnoxious or otherwise constitutes a public or private nuisance. Tenant shall keep the sidewalks abutting the Premises clear and shall not permit any business or display of merchandise to be operated or maintained in front of the Premises. Tenant shall not offer within any part of the Premises any goods or services that Landlord determines, in its sole discretion, to be inconsistent with the image of a first-class, family-oriented retail development.

    5.7 Hazardous Materials.  Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than De Minimis Amounts, as "De Minimis Amounts" is hereafter defined in this Section 5.7). In the event Tenant breaches the foregoing covenant, in addition to all other rights and remedies Landlord may have whether hereunder or at law or in equity, Landlord at its option may either (a) require Tenant to immediately upon demand therefor remove, abate and/or otherwise remedy all such Hazardous Materials using licensed contractors approved by Landlord or (b) Landlord may without further notice to Tenant perform or cause to be performed such removal, abatement and/or remedial work for and on behalf of Tenant. Tenant further covenants and agrees to give Landlord immediate notice of any known Use or suspected Use of Hazardous Materials (other than De Minimis Amounts) on, under or about the Premises (and to immediately deliver to Landlord copies of any and all notices from anyone of violations or alleged violations of Hazardous Materials on, under or about the Premises) and to pay all costs and expenses associated with enforcement, abatement, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports, permits, licenses, approvals and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors. In addition, Tenant further covenants and agrees to execute and deliver to Landlord, within ten (10) days following Landlord's request therefor, such certificates, affidavits, representations, and the like, as Landlord may request from time to time as to Tenant's best knowledge and belief concerning the Use of Hazardous Materials on, under or about the Premises. For purposes of this Lease (1) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, oil, petroleum products, pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous, toxic or hazardous chemical, material or substance in any form or combination of forms (i.e., solid, liquid, gaseous and/or otherwise) regulated or defined as hazardous or as a pollutant or contaminant in, or the Use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws; (2) the term "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials (subject, however, to the provisions of this Section 5.7 below prohibiting any Use whatsoever of asbestos or asbestos containing material), that such level or quantity of Hazardous Materials in any form or combination of forms (i) does not constitute a violation of any Hazardous Materials Laws and (ii) is customarily employed in, or associated with, similar retail projects in Maricopa County (or such successor county wherein the Shopping Center is located), Arizona; and (3) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate to or deal with the protection of human health or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et seq; the laws of the State of Arizona; and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be amended or replaced from time to time. Notwithstanding anything to the contrary contained in this Lease, in the event any of the equipment serving the Premises such as, but not limited to, refrigerators, air conditioning systems, and supplemental heating, ventilating and air conditioning systems utilize refrigerants containing chlorofluorocarbons (sometimes commonly referred to as "CFC's"), Landlord, in its sole discretion, shall have the option to require Tenant, at its sole cost and expense, to remove such equipment at the expiration or earlier termination of the Term. The foregoing provisions of this Section 5.7 to the contrary notwithstanding, in no event shall Tenant or anyone for or on behalf of Tenant (x) Use any asbestos or asbestos containing material whatsoever in the performance of any Tenant's Work or any alterations or changes thereto or to any other leasehold improvements by or for Tenant located in, on or about the Premises or (y) place or dispose of any Hazardous Materials (including, but not limited to, fluorescent light tubes) in any trash receptacles within the Shopping Center.

Article 6—UTILITIES SERVICES

    6.1 Utility Installation.  Landlord agrees that it will cause to be made available to Tenant upon the Premises facilities for the delivery to and distribution within the Premises of water, electricity, and telephone service, and for the removal of sewage from the Premises all as provided in Exhibit "C". Tenant agrees to use such utilities with respect to the Premises.

    6.2 Payment of Utility Cost.  Tenant agrees, at its own expense, to pay for all water and electric current and all other similar utilities used by Tenant on the Premises from and after the commencement of the work to be performed by it pursuant to Exhibit "C", and Tenant agrees to provide, at Tenant's sole cost and expense, any check meters of the type required by Landlord. In the event that any utilities are furnished by Landlord, whether sub-metered or otherwise, then and in that event Tenant shall pay Landlord for such utilities, but the charges therefor to Tenant by Landlord shall not exceed those of the local public utility companies had such companies furnished said services and facilities directly to Tenant, plus all surcharges, taxes and assessments, whether ordinary or extraordinary, foreseen or unforeseen which Landlord may be required from time to time to pay in connection with obtaining such services for the Shopping Center including, without limitation, fuel adjustment increases and any other additional charges now or hereafter in effect. Said utility charges, if payable to Landlord as hereinabove provided, shall be due and payable on a monthly basis as additional rent hereunder on the first day of each calendar month. Any utilities which Landlord is required or elects to provide or cause to be provided to the Premises may be furnished by an agent or an independent contractor engaged by Landlord, and Tenant shall accept the same therefrom to the exclusion of all other suppliers and, at Landlord's sole election, shall pay directly such agent or independent contractor on a monthly basis for such utilities. Failure of Tenant to pay any utility charges as and when required under this Article shall constitute a default under the terms hereof in like manner as failure to pay rent when due.

    6.3 No Liability.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, unless the same shall have been caused by Landlord's negligence and Landlord shall have been unable to cure such failure or interruption within 48 hours following notice from Tenant, in which event Tenant as its exclusive remedy for such failure or interruption shall be entitled to an abatement of Minimum Annual Rent (and Tenant's Percentage Rent Sales Level shall be proportionally reduced) and Other Charges for the number of days Tenant is prohibited from operating or conducting its business and is closed to the public. In no event shall any such failure or interruption entitle Tenant to terminate this Lease or, except to the extent of any abatement permitted pursuant to this Section 6.3, withhold any rent or any other sums due pursuant to the terms of this Lease.

    6.4. Utility Services Providers.   Any Utility Services, as hereinafter defined, which Landlord is required and/or elects to provide or to be provided to the Premises may be furnished by an agent or an independent contractor or Provider engaged by Landlord (any such agent, contractor or Provider engaged by Landlord sometimes herein referred to as "Landlord's Provider"). Any other Provider of any Utility Services is sometimes herein referred to as an "Other Provider," the term "Provider" being hereinafter defined in this Section 6.4. In connection therewith, Tenant hereby acknowledges and agrees that Landlord shall have the right at any time and from time to time, in its sole and absolute discretion, to make such election and/or eliminate and/or change one of Landlord's Providers to another, and Tenant shall accept such Utility Service(s) from Landlord's Provider to the exclusion of all Other Providers and, at Landlord's election, shall pay directly Landlord's Provider on a monthly basis for such Utility Services. Subject to the rights of Landlord pursuant to the provisions of this Section 6.4, in the event Landlord is not then required and has not then elected to provide or to cause to be provided any Utility Service which Tenant desires and requests be provided by any Other Provider whose equipment is not then available to the Premises, no such Other Provider shall be permitted to install its lines or other equipment on or within any portion of the Shopping Center without Tenant, at its sole cost and expense, first securing the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Any agreement between Tenant and any Other Provider shall hereinafter be referred to as an "Other Provider Agreement".

    Without limiting Landlord's right to withhold its consent for any other reason or reasons, Landlord reserves the right to withhold its consent unless all of the following conditions are satisfied to

Landlord's sole satisfaction: (a) such Other Provider shall be duly licensed by the appropriate governmental body or agency having jurisdiction thereover, shall be reputable with substantial experience in providing such Utility Service(s) and shall be financially responsible to a degree sufficient to pay for potential damage to the Shopping Center and for all other liabilities for which said such Other Provider shall be required to indemnify Landlord pursuant to this Section 6.4, and to any aforesaid Other Provider Agreement; (b) Landlord shall incur no expense whatsoever with respect to any aspect of such Other Provider's Utility Services including, without limitation, the costs of installation, materials and services, and all costs, fees (including without limitation Landlord's attorneys' fees in negotiating and/or documenting Landlord's consent) and expenses of every type and nature whatsoever relating in any way to any aspect of providing such Utility Services and/or equipment (and the maintenance, repair and/or removal thereof); (c) prior to commencement of any work in or about the Premises by such Other Provider, such Other Provider shall supply Landlord with such written indemnities, insurance, proof of insurance, financial statements and other items as Landlord requires; (d) such Other Provider shall agree in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, any governmental body or agency having jurisdiction thereover, Landlord's lender and/or prospective lender, and/or its insurer and/or prospective insurer, as the case may be; (e) Landlord determines that there is sufficient space in the Shopping Center for the placement of all of such Other Provider's equipment and materials; (f) Landlord receives from such Other Provider such compensation as is determined by Landlord to compensate it for space used in the Shopping Center for the placement, installation, storage and maintenance of such Other Provider's equipment, access to the Shopping Center and for the costs which may be anticipated to be incurred by Landlord in connection with such Other Provider's occupancy of and activities within the Shopping Center; and (g) the foregoing matters (and any other matters relating thereto including, but not limited to, the repair and removal of all such equipment) are documented, at Tenant's sole cost and expense, in an Other Provider Agreement between Tenant and such Other Provider the form and content of which is satisfactory to Landlord in its sole and absolute discretion.

    In the event Landlord's consent is given, the same shall not be deemed any kind of warranty or representation by Landlord, including without limitation any warranty or representation as to the suitability, reliability, competence, service, equipment or financial strength of such Other Provider. Tenant hereby acknowledges and agrees that Tenant has relied solely upon its own investigation and judgment in entering into any agreement with any such Other Provider, and Landlord shall have no responsibility or liability of any nature whatsoever to Tenant or such Other Provider in connection with any aspect of such Utility Service(s) or equipment (whether or not the same pertains to the installation of any equipment or facilities, any maintenance or repairs, or any failure of such Utility Service(s) for any reason, or otherwise), and Tenant hereby indemnifies and agrees to hold Landlord (as "Landlord" is defined in Section 7.1[a] hereof) harmless from and against all liability, claims, loss, injury, liens, costs, damages and expense whatsoever arising out of or related in any way to the providing of any such Utility Service(s) or equipment (or the maintenance, repair and/or removal thereof) by such Other Provider, which indemnity shall survive the expiration or earlier termination of this Lease. For purposes of this Section 6.4 only, the terms; (1) "Provider" shall be deemed to include the actual provider or supplier of such Utility Service(s), whether shared or otherwise, as well as any manager of such provider or Utility Service(s), and (2) "Utility Services" shall be deemed to include any and all Utility Services expressly referred to in Sections 6.1 through 6.3, inclusive, of this Article 6 as well as any and all other utility services including, without limitation, all telephone, satellite and other telecommunication services and technologies now existing or hereafter developed in the future.

Article 7—INDEMNITY—INSURANCE—RELEASE—WAIVER OF SUBROGATION

  7.1 Indemnification, Release and Waiver.

      (a) Indemnity by Tenant. Tenant covenants and agrees with Landlord that Landlord shall not be liable for any damage or liability arising from a breach of any duty of any kind or for any injury to or death of persons or loss or damage to Tenant's business or damage to any property of Tenant or any other person arising out of or in any way related to the use, occupancy and enjoyment of the Premises or the Common Areas by Tenant or any person thereon or holding under said Tenant unless the same shall be caused solely by the negligence of Landlord. In addition, Landlord shall not be liable to Tenant for any injury, damage, or loss arising out of or in any way related to any act, omission, or negligence of lessees or occupants of the Shopping Center or of other owners of adjacent or contiguous property, all claims against Landlord for any such injury, damage, or loss being hereby expressly waived by Tenant. Tenant further covenants and agrees to protect, indemnify, save and keep harmless Landlord and other tenants and occupants of the Shopping Center against and from all liability, claims, loss, injury, liens, cost, damage or expense arising out of or in any way related to: (1) any accident or other occurrence in, on or at the Premises; (2) the utilities located in, under or above the Premises causing injury to any person or property whomsoever or whatsoever; (3) the occupancy or use of the Premises or any act or omission of Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors; (4) any penalty or damage or charges imposed for any violations of any law or ordinance whether occasioned by the negligence of Tenant or those holding under Tenant; and (5) any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease, including without limitation, Section 5.7. Tenant's obligation to indemnify Landlord, as herein provided, shall apply notwithstanding a breach of any duty of any kind by Landlord except in the event that such breach shall have been caused solely by the negligence of Landlord, and shall survive the expiration or earlier termination of this Lease for acts or omissions occurring prior to such expiration or earlier termination, and shall additionally include the retention of legal counsel and related attorneys' fees and investigation costs (as well as all other reasonable and related costs, expenses and liabilities) from the first notice that any claim or demand is to be made or may be made. For purposes of this subsection (a) only, the term "Landlord" shall be deemed to include Landlord, the partners of Landlord, the fee owner of the Shopping Center if other than Landlord, Landlord's managing agent for the Shopping Center, their respective parents, subsidiaries and affiliates, and the respective members, partners, directors, officers, agents, servants, employees and contractors of each of the foregoing. Tenant agrees that it shall provide insurance in compliance with the provisions of Section 7.2, at all times. Tenant, however, acknowledges that its liability pursuant to this subsection (a) is not limited to the amount of any insurance set forth and provided for in Section 7.2.

      (b) Mutual Release of Claims and Mutual Waiver of Subrogation Rights. In furtherance of the provisions of subsection (a) of this Article, each party hereto ("Releasing Party") hereby releases the other ("Released Party") from any and all liability, and, on behalf of its insurer, hereby waives any right of subrogation therefor, which the Released Party would, but for this paragraph, have had to the Releasing Party arising out of or in connection with any loss or damage to property, including, but not limited to, any loss or damage to business and business interruption (i) which is or would be covered by a "Special Form (All Risk) Coverage" policy (as defined in Section 7.2[c] hereinafter) or by a flood or earthquake policy in the State of Arizona regardless of whether or not such coverage is being carried (or is in any manner self-insured and/or included within a deductible provision of any coverage) by the Releasing Party, and (ii) to the extent of recovery under any other casualty or property damage insurance being carried by the Releasing Party at the time of such damage to property, which damage to property may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees. Furthermore, each party hereto hereby releases the Released Party from any and all liability arising out of or in connection with any and all bodily and personal injury or death to each party and their respective employees, and, on behalf of its workers' compensation insurer, hereby waives any right of subrogation therefor, which the Released Party would, but for this paragraph, have had to the Releasing Party. To the extent necessary, each party hereto covenants and agrees to obtain from their respective insurance carriers as to such policies of insurance a waiver of such carrier's rights of recovery under subrogation or otherwise against such other party.

      (c) Indemnity by Landlord. Landlord shall indemnify, defend and save harmless Tenant from all claims, actions, damages, liability and expenses arising out of the sole acts or omissions of Landlord in the Common Area (unless any such claim, action, damage, liability or expense arises in whole or in part from the negligence or intentional acts or omissions of Tenant or its agents, employees, contractors or any person holding under said Tenant); provided, however, in the event any lessor under a sale and leaseback agreement or any mortgagee or holder of a deed of trust under a mortgage or deed of trust affecting the Premises becomes Landlord hereunder pursuant to such agreement, mortgagee or deed of trust (any such lessor, mortgagee or holder, a "Mortgagee"), then Tenant expressly acknowledges and agrees that, so long as such Mortgagee is Landlord hereunder, the aforesaid indemnification of Tenant by Landlord shall not apply or be enforceable in any way against said Mortgagee as Landlord hereunder.

    7.2 Tenant's Insurance Obligation.  Tenant further covenants and agrees that it will carry and maintain during the Term, at Tenant's sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided:

      (a) Commercial General Liability Insurance. Tenant shall at all times during the Term maintain in effect a policy or policies of commercial general liability insurance with a per occurrence limit of not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence and not less than Three Million Dollars ($3,000,000.00) general aggregate, insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof. If the permitted uses permit the sale or service of alcoholic beverages on the Premises, then during any period that Tenant is actually serving or offering the same for sale Tenant shall either obtain a liquor liability policy or liquor liability endorsement to said commercial general liability policy insuring such liability in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence. All insurance shall specifically insure the performance by Tenant of the indemnity agreement contained in Section 7.1. Tenant shall increase said liability insurance to such additional amounts as Landlord from time to time may reasonably require, provided that such increased amounts are consistent with standard industry practice and what Landlord is requiring of other restaurant tenants operating similar businesses within the Shopping Center.

      (b) Plate Glass. Tenant shall be responsible for the maintenance of the plate glass on the Premises, but shall have the option either to insure the risk or to self insure the same.

      (c) Tenant Improvements. Tenant shall procure and maintain in full force and effect during the Term property insurance (including also boiler and machinery insurance, as applicable) covering all of Tenant's Work as referenced in Exhibit "C", Tenant's leasehold improvements, alterations or additions permitted under Article 10 hereof, Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, on a replacement cost basis (with an agreed value endorsement) from time to time during the Term, providing protection against any peril included within the most current version of the Insurance Service Office's classification "Causes of Loss C Special Form" all risk coverage (or its equivalent), hereinafter in this Lease and any and all Exhibits hereto such version (or its equivalent) referred to as "Special

  Form (All Risk) Coverage". All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 13 hereof, in which event of termination such proceeds attributable to said "Tenant's Work" and leasehold improvements (and to all other items of property becoming or to become the property of Landlord upon such termination) shall be paid and disbursed directly to Landlord.

      (d) Workers' Compensation. Statutory workers' compensation insurance, as well as employer's liability insurance with limits of not less than $500,000.00/$500,000.00/$500,000.00, and any and all other insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect Tenant from any and all liability under the aforementioned acts and statutes.

    7.3 Policy Requirements.  All policies of insurance provided for herein shall be issued by insurance companies with a rating of not less than A- and a financial size category of not less than IX as rated in the most current available Best's Key Rating Guide (or the then most nearly equivalent thereof if the same hereafter ceases to be published) or by such insurer as shall otherwise be satisfactory to Landlord and qualified to do business in the State of Arizona. All such policies of Tenant shall be issued in the name of Tenant, with Landlord, the fee owner of the Shopping Center if other than Landlord, Landlord's managing agent and first mortgagee or beneficiary named as additional insureds, which policies shall be for the mutual and joint benefit and protection of Landlord, the fee owner of the Shopping Center if other than Landlord, Tenant and Landlord's managing agent and first mortgagee or beneficiary. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days prior to delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the expiration of the term of each such policy. The above commercial general liability insurance policy shall contain a standard Insurance Services Office "Severability of Interests" clause allowing Landlord as an additional insured to recover under said policy for any loss occasioned to it, its servants, agents, employees or contractors, by reason of any negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance required hereunder of Tenant must contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellation or lapse or any reduction in the types or limits of insurance. All liability, property and other policies of Tenant required hereunder shall be written as primary policies, with no right to any contribution from, and not in excess of, any insurance coverage which Landlord may carry to protect its interests, and no such policy shall be subject to any deductible (except a deductible not to exceed $2,500.00) or to any self-insured retention.

    7.4 Blanket Coverage.  Notwithstanding anything to the contrary contained in this Article, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord and Landlord's managing agent and first mortgagee or beneficiary shall be named as an additional insured thereunder as their interest may appear, and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies thereof are not delivered to Landlord.

    7.5 Landlord's Insurance Obligations.  Landlord shall maintain in effect a program of insurance (together with any and all deductibles and self-insured retentions and expenses as Landlord may from time to time deem appropriate in connection therewith) covering Landlord's interest in the buildings within the Shopping Center, including the leasehold improvements included within "Landlord's Work" as referenced in Exhibit "C" (but not "Tenant's Work" as referenced in said Exhibit "C," Tenant's leasehold improvements, alterations or additions permitted under Article 10 hereof, Tenant's trade fixtures, merchandise or other personal property), in an amount of not less than eighty percent (80%) of its full insurable value (exclusive of excavations, foundations and footings) during the Term, providing protection against any peril generally included within the classification "Special Form (All Risk) Coverage" and such further insurance as Landlord, at its option, deems necessary or desirable with respect thereto or to the Common Areas (including, but not limited to, commercial general liability insurance), together with any and all deductibles and self-insured retentions and expenses as Landlord may from time to time deem appropriate in connection therewith. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such insurance.

    7.6 Insurance Use Restrictions.  Tenant agrees that it will not at any time during the Term carry any stock of goods or do anything in or about the Premises which will increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premium for property and liability insurance that may be charged during the Term on the amount of insurance to be carried by Landlord resulting from the foregoing or from Tenant doing any act in or about the Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant, and in the event of any such act on the part of Tenant, Landlord, in addition to any and all other rights and remedies it may have whether hereunder or at law or in equity, shall have the right to cancel and terminate this Lease at any time thereafter upon notice thereof to Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes or provide whatever equipment safeguards are necessary to comply with the requirement of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

Article 8—SIGNS

    8.1 Sign Criteria.  Tenant shall comply with the sign criteria set out in Exhibit "D." Notwithstanding anything to the contrary contained in Exhibit "D," Tenant shall not display, affix or maintain upon the glass panes and supports of the show windows or any doors (and within 24 inches of any such window or door) or the exterior walls of the Premises, or anywhere within the Premises if the same is visible from outside the Premises, any sign, lettering, advertising placard or advertisement, decoration, name, notice, insignia, trademark, descriptive material or any other such like item or items (hereinafter any of the foregoing sometimes being referred to as a "Sign" or "Signs"), except such Signs as shall have first received the approval of Landlord as to size, type, color, location, copy, nature and display qualities, which approval shall not be unreasonably withheld. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any Sign to the roof of the Premises and no advertising medium shall be utilized by Tenant in the Shopping Center which can be heard or experienced outside the Premises, including without limiting the generality of the foregoing, flashing lights, searchlights, musical instruments, loudspeakers, phonographs, radios, televisions, scents or odors. In addition, Tenant shall not display, paint or place or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices or Signs on any vehicle parked in the parking area of the Shopping Center, whether belonging to Tenant, or to Tenant's agent, or to any other person; nor shall Tenant distribute, or cause to be distributed, in the Shopping Center any handbills or other advertising devices. Tenant acknowledges that the Premises are a part of an integrated Shopping Center and that control of all Signs by Landlord is essential to the maintenance of uniformity, propriety and aesthetic values in said Shopping Center and in the regional shopping mall to be known as "Chandler Fashion Center" within which the Shopping Center is located. Tenant shall submit all exterior Sign plans for Landlord's prior approval and, notwithstanding any such approval by Landlord,

Tenant expressly acknowledges and agrees that all exterior Signs remain further subject to the prior approval of all governmental bodies and agencies having jurisdiction thereover.

    8.2 Sign Removal/Fines.  Tenant shall upon request of Landlord immediately remove any exterior Sign (or interior Sign, if the same is visible from outside the Premises) which Tenant has placed or permitted to be placed in, upon, above or about the Premises and which Landlord reasonably deems objectionable or offensive; provided, however, in no event shall Tenant be permitted to display on or within its windows or storefront (or anywhere within the Premises if the same is visible from outside the Premises) any advertisement of its internet or web site or any other computer, telephonic, video or other electronic or technology based communication or sales system(s). If Tenant refuses or fails to remove any such Sign within forty-eight (48) hours following notice from Landlord to remove the same, then Landlord may remove the same and may, if necessary, enter upon the Premises to do so. Tenant shall be solely responsible for any and all fines, duties and liens whatsoever imposed upon Landlord or the Shopping Center by any governmental body or agency having jurisdiction thereover pertaining to any Sign which Tenant has placed or permitted to be placed in, upon, above or about the Premises which is in violation of any ordinance, rule, law, directive, regulation, requirement, guideline or order of such body or agency.

Article 9—MAINTENANCE AND SANITATION

    9.1 Tenant's Obligations.  Tenant shall repair any damage to the Premises caused by Tenant or by any of Tenant's employees, agents, customers, invitees or licensees, other than from ordinary wear. Tenant shall maintain and keep in good order and repair, ordinary wear and tear excepted, the interior of the Premises, the structural floor of the Premises and all flooring and all doors, windows and plate glass, and, subject to the provisions of Section 4.4, all heating, ventilating and air conditioning equipment serving the Premises, and shall be responsible for all items of repair, maintenance and improvement or reconstruction as may at any time and from time to time be required to comply with all environmental, remedial and other laws, ordinances, rules, directions, regulations, requirements, guidelines and orders now or hereafter in effect from time to time of governmental and public bodies and agencies which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises or any portion thereof, including but not limited to the Williams-Steiger Occupational Safety and Health Act, the Clean Air Act and the Americans with Disabilities Act. Landlord agrees whenever possible to extend to Tenant the benefit of any enforceable manufacturer's warranties on such items. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, then, in addition to any and all other rights and remedies Landlord may have whether hereunder or at law or in equity, Landlord reserves the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant; provided, however, no reservation of such right by Landlord shall be deemed to (a) impose any obligation on Landlord to make such repairs or perform such maintenance, or (b) render Landlord liable to Tenant or any third (3rd) party for the failure to do so, or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease. In such event such work shall be paid for by Tenant promptly upon receipt of a bill therefor. Tenant shall not decorate or paint the exterior of the Premises, or any part thereof, except in the manner and color first approved in writing by Landlord, nor shall Tenant install any equipment on the roof or make any repairs affecting the roof, or any portion thereof, without first obtaining Landlord's prior written approval therefor.

    9.2 Landlord's Obligation.  Landlord's maintenance and repair obligations are as set forth in Article 4. Landlord shall not in any way be liable to Tenant for failure to make repairs as specifically required under the Lease unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period of time following receipt of such notification.

    9.3 Right to Enter.  Tenant agrees to permit Landlord and its agents, employees, servants and contractors to enter the Premises at all times during usual business hours for the purpose of inspecting same and upon reasonable notice to Tenant for the purpose of performing any of Landlord's maintenance or repair obligations. In addition, Tenant agrees to permit Landlord and the tenants (and their agents and contractors) of other stores in the Shopping Center to enter the Premises in order to install, replace, maintain and repair electrical, telephone, plumbing, mechanical and fire protection systems and other utility lines, equipment and systems above the ceiling, below the floor or within the walls of the Premises, provided that the entry of Landlord and such tenants and their work in or upon the Premises shall not unreasonably interfere with the business of Tenant and that Landlord and such tenants shall promptly repair and restore any damage to the Premises or to Tenant's property occasioned by such entry or work.

    9.4 Trash.  Landlord and Tenant hereby acknowledge and agree that, as part of Common Area Expenses pursuant to Article 4, Landlord or Landlord's agent or contractor, as the case may be, shall provide and maintain trash receptacles about the Shopping Center in which to place trash and shall cause such trash to be removed from the area as often as reasonably necessary. In no event shall Tenant place or dispose of any Hazardous Materials (including, but not limited to, fluorescent light tubes) in any trash receptacles within the Shopping Center.

Article 10—ALTERATION, REPAIR AND LIENS

    10.1 Consent Required.  Tenant shall not make any alterations or additions upon the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The plans and specifications for any and all such work shall first receive the prior written approval of Landlord in accordance with the procedures for obtaining such approval set forth in Exhibit "C", which approval shall not be unreasonably withheld, and any such work performed by, for or on behalf of Tenant pursuant to this Section 10.1 costing in the aggregate in excess of Five Thousand Dollars ($5,000.00) shall be performed only after Tenant has obtained and furnished Landlord with satisfactory evidence of a construction payment and performance bond reasonably acceptable to Landlord for any and all such work. In the event that Tenant shall make any permitted alterations or changes to the Premises under the terms and provisions of this Article 10, Tenant agrees upon its part to carry such additional property insurance as may be necessary to fully insure on a primary, non-contributory basis all such alterations and changes, it being expressly understood and agreed that none of such alterations or changes shall be insured by Landlord under such insurance as it may carry upon the building of which Premises are a part, nor shall Landlord be required under any provisions for reconstruction of the Premises to reinstall or reconstruct any such alterations or changes; provided, however, the foregoing provisions of this Section 10.1 notwithstanding, Tenant and its contractors shall, at a minimum, carry such insurance in connection with the construction of such alterations and changes as is required of Tenant and its contractors pursuant to Exhibit "C" for the construction of Tenant's Work hereunder. Landlord may, at its option and for its sole benefit, carry its own and/or additional insurance covering such alterations and/or changes.

    10.2 Liens.  Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on, and for materials furnished to, the Premises, and Tenant shall keep the Premises free and clear of all mechanics' liens and other liens on account of work done by Tenant or persons claiming under it. Tenant agrees to and shall indemnify and save Landlord and any fee owner (if any) free and harmless against liability, loss, damage, costs, attorneys' fees, and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it. If any claim of lien should be perfected against the Premises or the Shopping Center or any interest in either, Tenant shall, within twenty (20) days thereafter, cause the property which is subject to the lien to be discharged therefrom either by paying the same or by filing or recording a surety bond in accordance with the provisions of the laws of the State of Arizona. If Tenant shall be in default in paying any charge for which a mechanics' or materialmen's lien claim and suit to foreclose the lien have been filed and shall not have filed or recorded the surety bond referred to above, Landlord may (but shall not be required to) pay the said claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at one percent (1%) per month from the dates of Landlord's payments. Should any claims of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action, whether Landlord or Tenant, shall forthwith give the other notice thereof.

Article 11—FIXTURES AND PERSONAL PROPERTY

    11.1 Ownership.  Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, provided Tenant is not in default under the terms of this Lease, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Premises, including, without limitation, counters, shelving, showcases, mirrors and other movable personal property. Nothing contained in this Article shall be deemed or construed to permit or allow Tenant to remove such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality. Tenant, at its expense, shall immediately repair any damage occasioned to the Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon expiration or earlier termination of this Lease, Tenant shall leave the Premises in a neat and clean condition and free of debris. All trade fixtures, signs, and other personal property installed in or attached to the Premises by Tenant must be new when so installed or attached. All improvements to the Premises by Tenant, including but not limited to recessed light fixtures, floor coverings, carpeting, draperies, and partitions, but excluding movable trade fixtures, decorative lighting fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Premises to its original condition at Tenant's expense. Tenant shall have no right, title, or interest at any time in or to any electric, telephone, satellite or other electronic or telecommunication systems, wiring, conduits, equipment or facilities of any kind or nature now or hereafter developed or any substitutes or replacements therefor located within the Shopping Center anywhere outside the Premises whether or not the same shall have been installed by or on behalf of Tenant or at Tenant's request and/or expense, notwithstanding any right of use thereto Tenant may have during the Term or any extension thereof, which use shall be subject to appropriate charges and/or fees imposed thereon by Landlord and/or by any applicable provider or shared provider thereof or of any services relating thereto.

    11.2 Removal.  If Tenant fails to remove any of its trade fixtures, furniture and other personal property upon expiration or the sooner termination of this Lease, Landlord may at Landlord's option retain all or any of such property, and title thereto shall thereupon vest in Landlord, or Landlord may remove from the Premises and dispose of, in any manner, all or any portion of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition and the repair of any and all damage to the Premises resulting from or caused by such removal.

    11.3 Personal Property Taxes.  Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, merchandise and other personal property in or upon the Premises. In the event any such items of property are assessed with property of Landlord, such assessment shall be divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment as determined by Landlord. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as real property taxes under the provisions of Section 3.7 hereof.

Article 12—ASSIGNMENT AND SUBLETTING

    12.1 Restrictions.  Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof (collectively or separately, as the case may be, any such instance hereinafter a "transfer"), without obtaining, in each such instance, Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld, provided that, in Landlord's sole discretion and opinion (i) the occupancy resulting therefrom will not violate any rights theretofore given to any other tenant of the Shopping Center, (ii) substantially the same type, class, nature and quality of business, merchandise, services, management and financial soundness of ownership is maintained and will continue to be furnished in a manner compatible with the high standards contemplated by this Lease, (iii) the financial worth, business reputation or anticipated Percentage Rent of the proposed new occupant are not less than that of Tenant, (iv) the proposed new occupant has, within the 5 year period immediately preceding the proposed transfer, at least 3 years' experience in operating substantially the same type of retail store as operated hereunder by Tenant, (v) as a result of such transfer the Premises or any part thereof would not be subject to any alteration, addition or other change or requirement to bring the same into compliance with all then applicable environmental, remedial and other laws including, without limitation, all laws, ordinances, rules, directions, regulations, guidelines, requirements and orders of all governmental and public bodies and agencies having jurisdiction thereover, (vi) none of the covenants, conditions or obligations imposed upon Tenant by this Lease, including without limitation any use restrictions, nor any of the rights, remedies or benefits afforded Landlord by this Lease, are thereby impaired or diminished and, in addition, Tenant is not then in default under any of the terms, covenants or conditions of this Lease, and (vii) Landlord is not then separately or independently engaged in negotiations with the proposed new occupant for any space within the Shopping Center including, but not limited to, the Premises or within the regional shopping mall to be known as "Chandler Fashion Center" within which the Shopping Center is located. Tenant agrees to reimburse Landlord or its designee for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing, reviewing, negotiating, and/or documenting of each transfer hereunder made or requested by Tenant.

    Consent by Landlord to one or more transfers shall not operate as a waiver or discharge of any of the provisions of this Article with respect to any subsequent transfer. Landlord's acceptance of rent from anyone other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to any transfer of all or any part of Tenant's leasehold estate hereunder or the subletting of all or any part of the Premises. Any transfer or attempted transfer without Landlord's written consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall terminate this Lease; and said third person shall be occupying the Premises as a tenant at sufferance. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or shall operate as an assignment to Landlord of such subleases or subtenancies. In no event shall the Premises be subdivided or partially sublet nor any request made for permission to do so, the foregoing provisions of this Section 12.1 notwithstanding, and in no event shall any form of transfer hereunder (whether or not Landlord's consent is required, given or withheld for such transfer) relieve Tenant or any guarantor of any liability under this Lease during the Term or any extension or renewal thereof. Notwithstanding the foregoing, in the event Landlord consents to any transfer where Landlord's consent is required hereunder, Tenant shall be released of liability thereafter accruing under this Lease (except for liability hereunder arising out of acts or omissions occurring prior to such transfer), provided the transferee assumes all of the obligations of Tenant under this Lease in writing and has, both prior to such transfer and immediately thereafter, a net worth of at least Twenty Million Dollars ($20,000,000.00).

    If Tenant is a corporation, the capital stock of which is not publicly traded on a recognized national stock exchange, or is a limited liability company or an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such company, corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) from the holdings at the time such entity became Tenant hereunder (including also the merger or consolidation of Tenant with any other corporation or business entity as well as the change or conversion of Tenant to any company, partnership or other entity which possesses the characteristics of limited liability) shall be deemed as a transfer within the meaning and provisions of this Article. Tenant shall have the right without Landlord's consent (and without being subject to the provisions of Sections 12.2 or 12.3 below) to assign this Lease or sublet the Premises or any part thereof to any parent, subsidiary or affiliate provided that (1) any such assignee or subtenant shall deliver to Landlord a copy of a document satisfactory to Landlord by which such assignee or subtenant agrees upon such assignment or subletting to assume and perform all of the terms and conditions of this Lease on Tenant's part; (2) Tenant remains fully liable hereunder for the unexpired Term and any extension thereof; and (3) in the event such parent, subsidiary or affiliate of the entity making the assignment or sublease shall at any time after the date of such assignment or sublease no longer be a parent, subsidiary or affiliate of the entity making assignment or sublease, then such event shall constitute a transfer requiring Landlord's consent hereunder. For purposes of this Lease, an "affiliate" shall mean a corporation or other entity controlled by, controlling or under common control with Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right without Landlord's consent, and without being subject to the provisions of Sections 12.2 or 12.3 below, (but subject in each instance to the conditions that [a] any such assignee or subtenant shall deliver to Landlord a copy of a document satisfactory to Landlord by which such assignee or subtenant agrees upon such assignment or subletting to assume and perform all of the terms and conditions of this Lease on Tenant's part and [b] Tenant remains fully liable hereunder for the unexpired Term and any extension thereof), to assign this Lease or sublet the Premises to any entity which acquires (whether by way of merger, consolidation or other form of asset or capital stock acquisition), in a single transaction, ownership of all or substantially all of the restaurants then operated under the trade name "BJ's Restaurant & Brewery" and owned by Tenant, its parent, subsidiaries and affiliates (provided Tenant is CHICAGO PIZZA & BREWERY, INC., a California corporation, and, together with its parent, subsidiaries and affiliates then owns at least twenty [20] such restaurants), except that in order for such merger or consolidation to occur without Landlord's consent the resulting entity must have a net worth equal to the greater of the net worth of Tenant as of (i) the date hereof or (ii) the effective date of such merger or consolidation. Notwithstanding the foregoing, in the event of a transfer of Tenant's interest in this Lease pursuant to the immediately preceding sentence, Tenant shall be released of liability thereafter accruing under this Lease (except for liability hereunder arising out of acts or omissions occurring prior to such transfer), provided the transferee assumes all of the obligations of Tenant under this Lease in writing and has, both prior to such transfer and immediately thereafter, a net worth of at least Twenty Million Dollars ($20,000,000.00).

    12.2 Procedure/Cancellation of Lease.  If Tenant desires at any time to assign this Lease or to sublet the Premises and Landlord's consent is required under this Article, it shall first request such consent by giving Landlord notice of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the business background and experience of the proposed subtenant or assignee; (iv) the terms and provisions of the proposed sublease or assignment; and (v) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord's approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and/or preparation of any documents relating to such proposed transfer, whether or not any such transfer shall be consummated. Upon the receipt of such request, statement and information from Tenant, Landlord shall have the right, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease, as of the date set forth in Landlord's notice of exercise of such option, which effective date of termination in Landlord's notice shall not be less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice. Tenant shall have the right to negate Landlord's cancellation by withdrawing its request within ten (10) days after giving of Landlord's notice, whereupon this Lease and the occupancy hereunder shall continue unchanged and in full force and effect. In the event Landlord shall exercise such cancellation right, Tenant shall surrender possession of the Premises on the date set forth in such notice and in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.

    12.3 Transfer Rent Adjustment.  In the event Landlord shall not exercise its right to cancel this Lease as provided hereinabove, and Landlord consents to any transfer as provided in this Article, then in each and every such event the then Minimum Annual Rent for the balance of the Term (including also all extensions thereof) specified in Article 1 shall be increased to the higher of: (i) the rentals payable by any such assignee or sublessee for such periods pursuant to such assignment or sublease; or (ii) an amount equal to the total of the highest Minimum Annual Rent plus Percentage Rent (if any) required to be paid by Tenant pursuant to this Lease for any Lease Year preceding such assignment or subletting; In no event shall the Minimum Annual Rent, after such assignment or subletting, be less than the Minimum Annual Rent specified in Article 1. In addition, if Landlord has furnished Tenant with a sum of money or with an item or items of value as and for an incentive or allowance to enter into this Lease, then Tenant shall promptly reimburse Landlord an amount equal to the product obtained by multiplying the number of Lease Years remaining under the Lease times the quotient obtained after dividing the aggregate amount of all such incentives and allowances if monetary (together with the aggregate cost thereof to Landlord if non-monetary) by the number of Lease Years under the original Term.

    12.4 Required Documents.  Each transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, executed by Tenant and the transferee under which Tenant acknowledges that it is not relieved of liability by reason of such transfer and the transferee agrees in writing for the benefit of Landlord to assume, to perform and to abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Premises only for the purpose specified in Article 1.

Article 13—DAMAGE OR DESTRUCTION

    13.1 Insured Casualty.  If the Premises or the building containing the same be destroyed or damaged by fire or other casualty covered by Landlord's "Special Form (All Risk) Coverage" insurance to such an extent that they cannot be repaired and restored within one hundred twenty (120) days, Landlord shall have the option to terminate this Lease; otherwise Landlord shall forthwith and with due diligence, repair and restore said building and Premises to substantially their condition immediately prior to such damage or destruction.

    13.2 Damage Near End of Term.  If the damage or destruction referred to in the preceding paragraph amounts to at least 25% of the Premises and occurs during the last eighteen (18) months of the Term, then Landlord shall have the option, at its sole election, to terminate this Lease effective as of the date of such damage or destruction, and any unearned rents paid in advance shall be refunded. Such election must be made and notice thereof given to Tenant within thirty (30) days from the date of such damage or destruction. If this Lease shall not be terminated as provided in this paragraph, the building and Premises shall be repaired and restored as hereinabove provided.

    13.3 Damage to Shopping Center.  If 50% or more of the total area of all the buildings in the Shopping Center shall be damaged or destroyed by fire or other casualty, Landlord shall have the option, notwithstanding anything to the contrary contained elsewhere in this Lease, at Landlord's election, to terminate this Lease by notice to Tenant at any time after ninety (90) days from the date of such happening, and Landlord shall refund any unearned rents that had been paid in advance by Tenant prior to the termination date of this Lease pursuant to this Section 13.3 after deducting therefrom any amounts due Landlord by Tenant.

    13.4 Right of Entry/Construction Obligations.  In the event Landlord is either obligated or elects to repair and restore the building and Premises under any of the provisions of this Article, which repair and restoration shall only be to the extent of Landlord's Work described in Exhibit "C," Landlord shall have the immediate right to enter the Premises for such purposes. During the period of such repair and restoration, Tenant's Minimum Annual Rent shall be abated, and Tenant's Percentage Rent Sales Level reduced, proportionately to the extent that the Premises are rendered untenantable and Tenant is unable to operate its business therein. Failure of Tenant to permit such entry, in addition to being a default hereunder, shall delay the abatement of Minimum Annual Rent hereunder, if any, for a period of time equal to the extent of any such delay. Tenant shall be responsible for the repair and restoration of all items specified as Tenant's Work in Exhibit "C," as well as Tenant's leasehold improvements, trade fixtures and other property in the Premises.

    13.5 Uninsured Casualty.  In the event that the Premises are partially or totally destroyed as a result of any casualty or peril not covered by insurance required to be carried by Landlord hereunder, Landlord may within a period of one hundred-twenty (120) days after the occurrence of such destruction (a) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or (b) notify Tenant in writing that it elects not to so reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of service of such notice, unless Tenant is unable to continue the operation of its business after the occurrence of such destruction, in which event this Lease shall cease and terminate as of the date of such destruction.

    13.6 Mutual Release/No Statutory Termination.  Upon any termination of this Lease under any of the provisions of this Article, each party shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and are then unpaid and for rights of indemnification for acts or omissions occurring prior to such termination and surrender. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Article, and further waives any rights it may have to construe any damage to the Premises as a constructive eviction.

Article 14—DEFAULTS; REMEDIES

    14.1 Events of Default.  The occurrence of any of the following shall constitute a default and material breach of this Lease by Tenant:

      (a) Any failure by Tenant to pay any rent or any other sum required to be paid under this Lease, or any part thereof, where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; or

      (b) Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such period and thereafter rectify and cure said default with due diligence; or

      (c) Abandonment or vacation of the Premises by Tenant (as used in this Lease with respect to the Premises, the terms "vacate" and "abandon" shall be deemed to include, without limiting the broadest meaning of those terms, the failure of Tenant to be open to the public for business in the Premises for a period of ten (10) consecutive days that the Shopping Center shall be open for business to the public unless such failure is excused or permitted under the express terms of this Lease); or

      (d) Tenant or any guarantor of Tenant's obligations under this Lease makes an assignment for the benefit of creditors, files a petition in bankruptcy, takes the benefit of any insolvency act, is dissolved, or adjudicated a bankrupt, or an involuntary petition in bankruptcy is filed by any party against Tenant or any guarantor, a receiver is appointed for Tenant's business or its assets, or Tenant's assets are otherwise seized by process of law.

    If within any twelve (12) month period during the Term hereof, Tenant shall have failed to perform or been in default under the same Article more than three (3) times and Landlord because of such failures or defaults shall have served upon Tenant within said twelve (12) month period three (3) or more notices of any such failure or default, then any fourth or subsequent default under said Article within said twelve (12) month period shall be deemed a noncurable default and Landlord, in addition to all other rights and remedies it may have hereunder, shall be entitled to immediate possession of the Premises.

    14.2 Remedies.  In the event of a default by Tenant, which default is not cured within the applicable cure period provided under this Lease, Landlord, in addition to all other rights and remedies available to it whether hereunder or at law or in equity, at its option, without further notice or demand of any kind to Tenant or any other person may:

      (a) Declare the Term hereof ended and reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or

      (b) Without declaring the Term hereof ended, reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and collect any unpaid rentals and Other Charges, which have become payable, or which may thereafter become payable; or

      (c) Even though it may have initially reentered the Premises without termination of the Term, thereafter elect to terminate the Term and all of the rights of Tenant in or to the Premises.

    Should Landlord have reentered the Premises under the provisions of subsection (b) above, Landlord shall not be deemed to have terminated the Term, or the liability of Tenant to pay any rental or Other Charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate the Term, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Arizona and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of the Term. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant. In addition, Tenant agrees to pay to Landlord as additional damages, whether or not this Lease is terminated by Landlord, (i) the cost of repairs, alterations, redecorating, leasing commissions and Landlord's other expenses incurred in reletting the Premises to a new lessee, and (ii) if Landlord has furnished Tenant with a sum of money or with an item or items of value as and for an incentive or allowance for Tenant to enter into this Lease, an amount equal to the product obtained by multiplying the number of Lease Years remaining under the Lease times the quotient obtained after dividing the aggregate amount of all such incentives and allowances if monetary (together with the cost thereof to Landlord if non-monetary) by the number of Lease Years under the original Term. Tenant further agrees that Landlord may execute any lease in its own name, the lessee therein named being under no obligation whatsoever to see to the application by Landlord of any rent collected by Landlord from such lessee, and the Tenant hereunder having no right or authority whatsoever to collect any rent from such lessee.

    14.3 Landlord's Lien/Security Interest.  Tenant agrees that Landlord shall have a landlord's lien, and additionally hereby separately grants to Landlord a first and prior security interest, in, on and against all personal property of Tenant from time to time situated on the Premises, which lien and security interest shall secure the payment of all rental and additional charges payable by Tenant to Landlord under the terms hereof. Tenant further agrees to execute and deliver to Landlord from time to time such financing statements and other documents as Landlord may then deem appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to all other rights and remedies Landlord may have hereunder or at law or in equity, in the event of any default of Tenant hereunder, Landlord shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the State of Arizona. If Tenant shall fail for any reason, within twenty (20) days following Landlord's request therefor, to execute any such financing statement or document requiring Tenant's execution, then Landlord shall have the right to execute the same as attorney-in-fact of Tenant, coupled with an interest, for, and on behalf, and in the name of Tenant.

    14.4 No Waiver.  The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent or other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding breach of Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other sum. No endorsement or statement on any check or any letter accompanying any check or payment of a lesser amount of any rent or other sum hereunder shall be deemed an accord and satisfaction, and Landlord's acceptance of such check or lesser amount shall be on account only and without prejudice to Landlord's right to recover the balance of such rent or other sum, none of Landlord's rights and remedies being affected thereby. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing by Landlord.

Article 15—DEFAULT BY LANDLORD

    Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to an injunction and/or damages. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying any rent due hereunder as a result of any default by Landlord.

Article 16—ATTORNEYS' FEES

    In the event that either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder or any right or remedy of either party, the prevailing party shall be entitled to recover as part of, or incident to, such action or proceeding, all attorneys' fees, expert witness fees and other costs and expenses incurred in the preparation and processing of such action or proceeding. In addition, Landlord shall be entitled to all attorneys' fees, expert witness fees and other costs and expenses incurred by reason of any and all proceedings under the Bankruptcy Code (as the same now exists or under any amendment thereof which may hereafter be enacted or under any other act relating to the subject of bankruptcy), whether or not such proceedings involve or are associated in any way with a breach by Tenant of any provision of this Lease. All attorneys' fees, expert witness fees and other costs and expenses incurred by Landlord by reason of any action to which Landlord shall be made a defendant because of any action or omission of Tenant shall constitute additional rent under this Lease.

Article 17—EMINENT DOMAIN

  17.1 Termination of Lease.

      (a) Entire Taking: In the event the entire Premises shall be taken under the power of eminent domain, or sold under the threat of the exercise of the power of eminent domain (a "Taking"),

  then this Lease shall automatically terminate as of the date Tenant is required by the condemning agency to vacate (the "Date of Taking") the Premises. All rent and Other Charges shall be paid through the Date of Taking.

      (b) Partial Taking of Premises: In the event a portion of the Premises shall be taken (also a "Taking") and the use thereof is materially impaired thereby, then either Landlord or Tenant shall have the right to terminate this Lease as of the Date of Taking upon giving the other written notice of such election not later than thirty (30) days from the Date of Taking. All rent and Other Charges shall be paid through the Date of Taking. If the use of the Premises is not materially impaired by the Taking, or if materially impaired but neither party terminates this Lease, then in either such event this Lease shall continue in full force and effect with respect to the remainder of the Premises except that, as of the Date of Taking, Minimum Annual Rent and Tenant's Percentage Rent Sales Level shall be reduced by an amount which is equal to the proportion thereof that the area taken bears to the entire area of the Premises before the Taking, and Landlord shall, at its cost and expense, as soon as reasonably possible restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such Taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial Taking of the Premises.

      (c) Taking of Shopping Center: In the event an essential access to the Shopping Center or more than twenty-five (25%) percent of the ground area of the Shopping Center is taken (also a "Taking") then Landlord shall have the right to terminate this Lease as of the Date of Taking of such portion upon giving Tenant written notice of such election not later than thirty (30) days from the Date of Taking, provided that Landlord also terminates the leases of all or substantially all other non-Major User tenants in the Shopping Center similarly situated wherein Landlord has the right to so terminate. All rent and Other Charges shall be paid through the Date of Taking.

    17.2 Eminent Domain Awards.  Any award or payment for the Taking of all or any part of the Premises or the Shopping Center shall be the property of Landlord, whether such award or payment shall be made as a compensation for the diminution in value of any leasehold interest and/or for the Taking of the fee, and/or for severance damages. In no event shall Tenant be entitled to receive any portion of any payment or award made by a condemning authority with respect to the condemnation of the Premises or the Shopping Center, and Tenant, subject to the provisions of Section 17.3 of this Article, hereby waives any and all such claims to such awards or payments.

    17.3 Personal Property of Tenant.  Provided Tenant is not in default at the time of the Taking of the Premises and provided that Tenant's claim does not reduce the amount of any award or payment made to Landlord under Section 17.2, nothing in this Lease shall prevent Tenant from making a claim against the condemning authority for Tenant's unamortized leasehold improvements (amortized on a straight-line basis over the original Term) less the unamortized portion of any tenant allowance furnished by Landlord (amortized on the same straight-line basis), and for Tenant's goodwill, relocation expenses, movable trade fixtures and other personal property taken or damaged by the condemning authority.

Article 18—SUBORDINATION & ATTORNMENT

    18.1 Subordination.  Upon the written request of Landlord or of any lessor under a sale and leaseback of the land and/or building in which the Premises are situated or of any mortgagee or beneficiary of Landlord, Tenant will from time to time in writing subordinate its rights hereunder to the interest of any such lessor, as well as to the lien of any mortgage or deed of trust now or hereafter in force against the land and building of which the Premises are a part or against any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. Such written subordination shall be executed and delivered to

Landlord within ten (10) days from Tenant's receipt of a request for the same. If Tenant fails within ten (10) days after written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth in this Article 18, Landlord may declare Tenant to be in default under this Lease and pursue any or all of its rights and remedies provided in Article 14 of this Lease. If the mortgagee or beneficiary of any mortgage or deed of trust upon the Premises should at any time require that Tenant's rights hereunder be senior and superior to the lien of such mortgage or deed of trust, Tenant agrees that such mortgagee or beneficiary may, without the signature or further consent of Tenant, execute and place of record an instrument subordinating the lien of such mortgage or deed of trust to the rights of Tenant hereunder, provided that Tenant shall be furnished a copy of such instrument, together with the pertinent recording information. Notwithstanding anything to the contrary contained in this Lease, any subordination of Tenant's leasehold interest pursuant to the provisions of this Article shall be conditioned upon Tenant's receipt of a written subordination, non-disturbance and attornment agreement from such mortgagee, beneficiary or lessor, as the case may be, to the effect that Tenant's rights hereunder shall not be disturbed so long as Tenant is not in default beyond any applicable cure period under this Lease, whereupon Tenant shall attorn to said mortgagee, beneficiary or lessor, as the case may be.

    18.2 Attornment.  In the event any proceedings are brought for foreclosure, or to exercise the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease whether or not a subordination is effected by any mortgagee or beneficiary of any mortgage or deed of trust pursuant to Section 18.1 of this Article, provided such purchaser recognizes Tenant's rights under this Lease so long as Tenant is not in default beyond any applicable cure period hereunder.

    18.3 Notices.  Tenant agrees to give any mortgagees and/or trust deed holders, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holders has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

    18.4 Amendments.  Notwithstanding anything to the contrary expressed in this Lease, Tenant agrees to amend or modify this Lease in any particulars as may be reasonably required by any mortgagee or beneficiary of Landlord so long as any such amendments or modifications do not materially alter the substantive rights or obligations of Tenant herein and so long as Landlord has agreed to the same.

Article 19—SURRENDER OF PREMISES

    Tenant shall, upon expiration or termination of the Term, surrender the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall promptly surrender all keys for the Premises at the place then fixed for payment of rent and shall inform Landlord of combinations on any locks and safes on the Premises. At the expiration or earlier termination of the Term, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quit-claim deed or other document required by a reputable title company to remove the cloud of this Lease from the real property upon which the Premises are situated.

Article 20—HOLDING OVER

    If Tenant shall hold over after the expiration of the original Term or any applicable extension or renewal thereof, with the consent of Landlord, then Tenant shall become a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified, including payment of Percentage Rent, but exclusive of any further extension or renewal options; provided, however, that during any such hold over period, the Minimum Annual Rent payable on account thereof shall be equal to the Minimum Annual Rent in effect upon the date of expiration of the original Term or, as the case may be, of any applicable extension or renewal thereof in effect immediately prior to such hold over period, increased by twenty-five percent (25%), without a corresponding increase in Tenant's Percentage Rent Sales Level.

Article 22—TITLE OF LANDLORD

    Landlord covenants that as of the date hereof the liens upon its estate include but are not limited to (i) the effect of covenants, conditions, restrictions, easements, mortgages, trust deeds, encumbrances and rights of way of record, including but not limited to that certain document entitled "Construction, Operation and Reciprocal Easement Agreement" which may or may not have been recorded as of the date hereof but which is intended to be recorded in the office of the County Recorder of Maricopa County, Arizona, which shall hereinafter be referred to as the "Agreement;" (ii) deeds of trust and security agreements; (iii) the effect of any zoning laws; and (iv) general and special taxes not delinquent. Landlord covenants that the aforementioned Agreement shall not prevent Tenant from using the Premises for the purposes set forth in Article 1 nor increase Tenant's financial obligations or decrease Tenant's rights under this Lease. Tenant covenants and agrees that Tenant, and all persons in possession or holding under Tenant, will conform to and will not violate the terms of the aforementioned Agreement.

Article 23—NOTICES

    Any notice, request, approval, demand, consent or other communication required or permitted under this Lease (including also any exhibits, addenda and riders attached hereto and made a part hereof) shall be in writing and shall be deemed sufficiently given or served by Landlord or Tenant to or on the other, as the case may be, at the time of mailing by certified or registered mail, postage prepaid (or upon deposit with a nationally recognized overnight courier service whose standard practice is to obtain a receipt upon delivery), addressed to the notice address of the addressee specified in Article 1 hereof. Either party may change such address (provided personal delivery is able to be effected at such new address) by notice by certified or registered mail to the other.

Article 24—SALE OF PREMISES BY LANDLORD OR RE-LEASING

    In the event of any sale or exchange of the Premises by Landlord and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely relieved of all liability under all of its covenants and obligations contained in or derived from this Lease provided that such grantee or transferee assumes all of the liabilities, covenant and obligations of Landlord hereunder; and Tenant shall attorn to Landlord's grantee or assignee. Landlord and its authorized agents and representatives shall be entitled to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers and, during the final six (6) months of the Term and any extension or renewal of the Term hereof, Landlord shall be entitled to exhibit the Premises for hire and/or for sale and to display thereon in such manner as will not unreasonably interfere with Tenant's business the usual "For Sale" or "For Lease" signs, and such signs shall remain unmolested on the Premises.

Article 26—ADVERTISING AND MARKETING

    26.1 Marketing Program.  Tenant agrees that Landlord, at its sole election, may cause to be established from time to time an advertising and marketing program to furnish and maintain advertising and marketing events which, in Landlord's judgment, will assist the business of tenants in or otherwise benefit the Shopping Center and/or other shopping centers (including, but not limited to, the regional shopping mall to be known as "Chandler Fashion Center" within which the Shopping Center is located) having similar interests or events which Landlord may from time to time participate in and/or cooperate with in the implementation of similar marketing programs (hereinafter collectively the "Marketing Program"). Said Marketing Program may include, among other things, the cost and expense of furnishing a marketing director and adequate secretarial services, salaries for such personnel, office space and utilities, supplies, telephone, and all equipment necessary for the efficient operation of the Marketing Program; provided, however, in the event Landlord participates in or cooperates with any other shopping centers having similar marketing programs as provided hereinabove, the costs and expenses associated therewith shall be shared equitably among all such shopping centers as reasonably determined and allocated by Landlord and the respective landlords of such other shopping centers. In the event Landlord implements a program and/or system of gift certificates or similar program and/or system, Tenant agrees to (i) participate therein, (ii) utilize any equipment and/or software necessary to implement the same, (iii) be responsible for any costs associated therewith, and (iv) execute any necessary documentation to effectuate the program.

    26.2 Marketing Charge.  In the event Landlord establishes or has established a Marketing Program pursuant to Section 26.1, Tenant shall pay to Landlord during each Lease Year, as its share of all costs and expenses associated with the Marketing Program, an amount, herein called the "Marketing Charge". The Marketing Charge shall be based initially upon the Marketing Charge annual rate set forth in Article 1, prorated for any partial Lease Year. The Marketing Charge, as the same may be adjusted from time to time pursuant to this Article, shall be paid in equal monthly installments, in advance, on the first day of each month commencing on the Rental Commencement Date, except that if such commencement does not occur on the first day of a calendar month, then that portion of the Marketing Charge which is attributable to the days in the partial calendar month shall be paid in advance on the date such Marketing Charge first commences to accrue. Failure of Tenant to pay the Marketing Charge as required by this Article shall constitute a default under this Lease in a like manner as failure to pay rental when due.

    26.3 CPI Adjustment.  The Marketing Charge, provided the Marketing Program is then in effect, shall automatically be adjusted annually each January 1st (hereinafter the "Adjustment Date") by the lesser of (i) five percent (5%), or (ii) the increase in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, Sub-group "All Items" entitled "All Urban Consumers," "United States City Average (1982-84=100)" (hereinafter the "Index"). In determining the increase in the Index for the adjustment of the Marketing Charge for any Lease Year, the "Adjusted Index Number" shall be the Index number for the month of September (or such other month as Landlord may designate from time to time as then being the latest available Index number) immediately preceding each Adjustment Date. The "Base Index Number" in each case shall be the Index for the same month one year earlier. If on any Adjustment Date the Adjusted Index Number is greater than the Base Index Number, then the Marketing Charge to be paid by Tenant for the ensuing Lease Year shall be adjusted upward by multiplying the then Marketing Charge (based upon a full twelve-month calendar year) times a fraction whose numerator is the Adjusted Index Number, and whose denominator is the Base Index Number. In no event, however, shall the adjusted Marketing Charge for any ensuing Lease Year be less than the Marketing Charge (based upon a full twelve-month calendar year) established for the immediately preceding Lease Year. If the Index does not exist in the same format as recited above, then the most nearly equivalent index as is then published by the Bureau of Labor Statistics, or successor or similar governmental or non-governmental agency as may then be in existence shall be substituted.

    26.4 Initial Opening Special Assessment  . Tenant shall pay to Landlord upon Tenant's execution of this Lease a one-time, initial opening special assessment, in addition to the foregoing Marketing Charge, in the amount specified therefor in Article 1. This sum shall be used by Landlord for promoting the Shopping Center to the community at large and for no other purpose. Said sum shall be paid by Tenant whether or not Tenant participates in or is open for business for any grand opening of the Shopping Center.

    26.5 Tenant's Advertising.  Tenant shall refer to the Shopping Center by its name stated above in all advertising mediums (whether oral or written) in the general geographical area in which the Shopping Center is located, unless the same shall be done in conjunction with any other business activity of like character conducted by Tenant in said geographical area listing the address, identity and character of all such businesses, in which case Tenant need only refer to Tenant's trade name. Tenant shall acquire no right, title or interest in any symbol, logo, trade name or trademark devised by Landlord.

Article 27—EXCULPATION

    Tenant shall look solely to Landlord's interest in the Premises and the Shopping Center of which the Premises are a part and all rents (net after payment of all debt service and operating expenses applicable to the Shopping Center) for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease or upon any act or omission of any partner, member, shareholder or director of Landlord (including also any of the respective successors of any of the foregoing), as the case may be, arising out of this Lease or relating in any way thereto or to the Shopping Center, and no other property or assets of Landlord or of said partners, members, shareholders or directors of Landlord (including also any of the respective successors of any of the foregoing), as the case may be, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

Article 28—GRANT OF EASEMENTS

    Tenant hereby consents to any and all conveyances or grants of easements upon the Premises which Landlord reasonably determines to be necessary in order to adequately provide utilities to, or ingress and egress from, the Premises.

Article 29—PARTIAL INVALIDITY

    If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and such other provision shall remain in full force and effect. If any provision of this Lease is capable of two constructions, one of which would render the provision void and one of which would render the provision valid, the provision shall be interpreted in the manner which would render it valid. It is the intention of the parties hereto that the covenants of this Lease be independent of each other.

Article 30—ESTOPPEL CERTIFICATE

    Tenant shall, within ten (10) days of a written request from Landlord, execute and deliver to Landlord a written declaration certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); that all conditions under this Lease to be performed by Landlord have been satisfied; that there are no defenses or setoffs against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; the amount of advance rent, if any, (or none if such is the case) paid by Tenant; the date to which rent has been paid; and the amount of security deposited with Landlord. Such declaration shall be executed and delivered by Tenant from time to time as may be requested by Landlord. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon same. Tenant's failure to deliver such declaration within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and that there are no uncured defaults in Landlord's performance, and that not more than one months' rent has been paid in advance. Landlord agrees to furnish Tenant with similar certificates within a reasonable time following Tenant's request therefor.

Article 31—NO DEDICATION

    In order to establish that the Shopping Center, and any portion thereof, is and will continue to remain private property, Landlord shall have unrestricted right in Landlord's sole discretion, with respect to the entire Shopping Center and/or any portion thereof owned or controlled by Landlord, to close the same to the general public for one (1) day in each calendar year, and in connection therewith, to seal off all entrances to the Shopping Center, or any portion thereof.

Article 32—LATE PAYMENT CHARGE

    Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when said amount is due, then for each day such amount is due and unpaid Tenant shall pay to Landlord a late charge equal to $25.00 per day, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or Other Charges when due hereunder; provided, however, for the first two (2) instance of a late payment during any given Lease Year, said late charge will not be assessed against Tenant unless Tenant fails to pay the amount due within five (5) days following written notice thereof from Landlord, however, in no event shall Landlord be required to give Tenant notice of late payment more than twice during any given Lease Year prior to assessing the late charge. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Article 33—MISCELLANEOUS PROVISIONS

    33.1 Warranty of Authority.  If Tenant is other than a natural person, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: they are duly authorized to execute this Lease on behalf of Tenant; Tenant is duly qualified in all respects; all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Arizona; all franchise and other taxes have been paid to date; and all forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

    33.2 Joint and Several Liability.  If more than one person, corporation or other entity is named as Tenant in this Lease and executes the same as such, then and in such event, the word "Tenant" wherever used in this Lease is intended to refer to all such persons, corporations or other entities, and the liability of such persons, corporations or other entities for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several. If Tenant shall be a partnership, the liability of each and every partner thereof for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several, and no withdrawing partner shall be relieved of any liability hereunder as the result of any such withdrawal. If Tenant is composed in whole or in part of a husband and wife, the separate property and estate of each spouse as well as the total of their combined property and estates (regardless of however such property or estates may be designated, whether community, marital or otherwise) to which either may have any claim or interest whatsoever based upon their marital status shall be liable hereunder.

    33.3 Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease is and shall be considered to be the only lease agreement relative to the Premises between the parties hereto and their respective representatives and agents as of the date hereof. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein, and no modification of this Lease shall be effective unless the same shall be in writing and be signed by the parties hereto or, as the case may be, their respective successors or assigns. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

    33.4 Intent—Triple Net Lease.  Anything to the contrary notwithstanding contained herein or otherwise, this Lease shall be deemed to be construed as a triple net lease and any and all expenses and obligations in connection with the Shopping Center and the operation thereof not included in Tenant's rent or Other Charges hereunder, except where the same are expressly the obligation of Landlord, also will be the obligation of the tenants and each tenant will be liable and obligated for its proportionate share calculated and charged in the manner set forth in Section 3.8.

    33.5 Furnishing of Financial Statements.  Within twenty (20) days after request therefor from time to time by Landlord, Tenant shall furnish to Landlord (and to Landlord's managing agent, any prospective or then existing lender, purchaser or transferee of Landlord's interest in the Shopping Center, as well as to any parent, subsidiary, affiliate or partner of any of the foregoing) the then most current financial statement(s) of Tenant and of any guarantor of this Lease prepared in accordance with generally accepted accounting principles, consistently applied and accurately reflecting the then existing financial condition of Tenant and such guarantor (if any), together with such additional financial information as may be reasonably requested by Landlord. All such financial statements shall be kept confidential by Landlord and shall be used only for the purpose of assessing and/or verifying Tenant's financial condition.

    33.6 Right to Lease.  Landlord reserves the absolute right to contract for or otherwise effect such other tenancies or businesses in the Shopping Center as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific store, business or tenant or type or number of stores, businesses or tenants shall during the Term occupy any space in the Shopping Center.

    33.7 Governing Law.  The laws of the State of Arizona shall govern the validity, construction, performance and enforcement of this Lease. Should either party institute legal action to enforce any obligation contained herein, it is agreed that the venue of such suit or action shall be, at Landlord's sole option, in Maricopa County, Arizona, or such other place where Landlord may from time to time properly designate, Tenant expressly consenting to Landlord designating the venue of any such suit or action, and each party waives the right to a jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising under this Lease. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language.

    33.8 Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rent and Other Charges to be paid by Tenant pursuant to this Lease.

    33.9 Cumulative Rights.  The various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations imposed upon the other party have been fully performed.

    33.10 Time.  Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

    33.11 Quiet Possession.  Landlord agrees that Tenant, upon paying the rent and performing the covenants and conditions of this Lease, shall quietly have, hold and enjoy the Premises during the Term and any extension thereof, subject to the provisions of this Lease and to all mortgages, deeds of trust, ground or underlying leases, agreements and encumbrances to which this Lease is or may become subordinate.

    33.12 Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

    33.13 Consent of Landlord and Tenant.  Whenever under this Lease provision is made for Landlord or Tenant to secure the consent or approval of the other, unless otherwise expressly provided to the contrary in connection with such provision, such consent or approval shall be in writing and shall not be unreasonably withheld. In the event of the failure of Landlord or Tenant to give any consent or approval required herein, if it is provided herein that any such consent or approval shall not be unreasonably withheld, the requesting party shall be entitled to seek specific performance and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible for damages to anyone for such failure to give consent or approval.

    33.14 Reimbursement.  All covenants and terms herein contained to be performed by Tenant shall be performed by it at its expense, and if Landlord shall pay any sum of money or do any act which required the payment of money by reason of the failure of Tenant to perform such covenant or term, the sum or sums of money so paid shall be considered as additional rent and shall be payable by Tenant on the first of the month immediately succeeding such payment, together with interest at the rate of 12% 18% per annum.

    33.15 Document Review.  In the event Tenant makes any request upon Landlord causing or requiring Landlord to process, review, negotiate and/or prepare (or cause to be processed, reviewed, negotiated and/or prepared) any document or documents in connection with or arising out of or as a result of this Lease, then, except as may be expressly stated elsewhere herein or in connection with Landlord's review of Tenant's initial construction drawings submitted in accordance with the provisions of Exhibit "C", Tenant agrees to reimburse Landlord or its designee promptly upon demand therefor all of Landlord's costs and expenses (including but not limited to attorneys' fees) in conjunction with each such request.

    33.16 Usury.  Notwithstanding any provision contained herein to the contrary, if any interest rate specified in this Lease is higher than the rate then permitted by law, or if any late charge or other sum is interpreted as interest (irrespective of the intent of the drafters of this Lease) rather than as a liquidated damages amount to pay the reasonably anticipated administrative expenses, or otherwise, as provided in this Lease, then such interest rate, late charge or other sum specified herein shall automatically be adjusted from time to time to the maximum rate permitted by law.

    33.17 No Offer.  The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant.

    33.18 No Recording.  The parties hereto hereby covenant and agree not to record or file for record (nor cause the same to be recorded or filed for record) this Lease or any copy thereof; provided, however, Landlord and Tenant each hereby agree that upon the request of either party they will jointly execute a so-called "short form" lease or "memorandum of lease" in a form reasonably satisfactory to Landlord. Upon execution of such document by Landlord and Tenant, the requesting party may cause such document to be recorded and such party shall pay the cost of documentation and recordation.

    33.19 No Brokerage.  Except for Landlord's broker pursuant to Section 33.20, Tenant and Landlord each covenants, warrants and represents to the other that no conversation or negotiations were had with any broker, agent, subagent, salesperson or finder concerning the leasing of the Premises. Tenant and Landlord each agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with a breach of the foregoing covenant, warranty and representation.

    33.20 No Dual Agency of Landlord's Broker.  Landlord hereby discloses to Tenant that Westcor Partners, an Arizona general partnership, a licensed real estate broker in the State of Arizona, is acting as Landlord's sole agent in connection with the leasing of the Premises to Tenant pursuant to the terms and provisions of this Lease, and Landlord hereby expressly agrees to pay all brokerage commissions payable, if any, to such licensee. In that regard, or in the event Landlord is alternatively, or in addition thereto, represented by any other person, corporation, partnership or other entity holding a real estate license, Tenant hereby expressly acknowledges and agrees that (i) such licensee shall, for all purposes hereunder or at law or in equity, be acting as the sole agent of Landlord and (ii) no dual agency shall be deemed to exist or to have been created by any such licensee's actions, statements, warranties or representations (whether verbal or written), or by any omission thereof, so that under no circumstances shall any such licensee ever be deemed in any way to be the agent of Tenant in connection with the leasing of the Premises to Tenant pursuant to the terms and provisions of this Lease. Tenant hereby expressly waives any and all claims that such dual agency exists and further acknowledges and agrees that there shall be absolutely no liability on the part of Landlord or any such agent or licensee of Landlord arising as a result of any such claim, notwithstanding any action, statement, warranty or representation of any kind (whether written or oral) to the contrary made to Tenant by such agent or licensee. For purposes of this Section, the terms "licensee" and "agent" shall be deemed to also include subagents and the employees of such licensee, agent or subagent.

SIGNATURES TO FOLLOW ON NEXT PAGE

    IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.

LANDLORD:
TWC-CHANDLER, L.L.C., an Arizona limited liability company
By:	The Westcor Company II Limited Partnership, an Arizona limited partnership, its sole member
	By:	Westcor Realty Limited Partnership, a Delaware limited partnership, its sole general partner
By:
Robert B. Williams Its: Executive Vice President
TENANT:
CHICAGO PIZZA & BREWERY, INC., a California corporation
By:
Paul A. Motenko Its: Co-Chief Executive Officer

LANDLORD'S BROKER:

WESTCOR PARTNERS,
an Arizona general partnership

By:
Robert L. Ward Its: Designated Broker

EXHIBIT "A"

SITE PLAN—SHOPPING CENTER

(THE VILLAGE AT CHANDLER FASHION CENTER)

[TO BE PROVIDED]

EXHIBIT "B"

SITE PLAN—LOCATION OF THE PREMISES

(THE VILLAGE AT CHANDLER FASHION CENTER)

[TO BE PROVIDED]

EXHIBIT "B-1"

LOCATION OF PATIO AREA

(THE VILLAGE AT CHANDLER FASHION CENTER)

EXHIBIT "C"

LANDLORD'S WORK AND TENANT'S WORK

(THE VILLAGE AT CHANDLER FASHION CENTER)

I.
DESCRIPTION OF LANDLORD'S WORK

    The following is a description of the construction, and limitations of same, which will be provided by Landlord and are referred to as "Landlord's Work". Where two types of materials or structures are indicated, the option will be with Landlord.

  A.
  STRUCTURES

  1.
  Frame: The building shall be of steel or wood frame, reinforced concrete, or masonry bearing wall construction designed in accordance with governing building codes.

  2.
  Exterior Walls: The exterior walls shall be of masonry or metal studs or such other material or materials as selected by the Landlord. Exterior walls of metal stud framing are exposed in tenant areas.

  3.
  Roof: The roof and roof insulation, with an insulation rating of R-19, shall be constructed in accordance with the building code of the City of Chandler.

  4.
  Partitions: Partitions between areas shall be of wood frame, metal stud, or masonry.

  B.
  INTERIOR FINISHES

  1.
  Floors: All floors within the interior of the Premises shall be ready for concrete slab.

  2.
  Partitions and Walls: Partitions and walls are mechanically fastened steel studs 24" on center from floor slab to underside of the roof, deck, or bottom of bar-joists above and between adjacent tenancies. Corridor walls of drywall construction forming a demising partition are constructed with mechanically fastened steel studs 16" on center from floor to underside of the roof or floor deck above and with gypsum board on the corridor side of studs only. In the event Landlord, prior to the performance by Tenant of any of Tenant's Work in the Premises, has been required by local fire or other governmental authorities to install, and has installed, drywall on any inside wall of the Premises opposite any corridor or Common Area, then Tenant shall reimburse Landlord prior to the date Tenant is required to open for business for Landlord's costs in connection therewith at $3.00 per square foot of drywall so installed.

  C.
  UTILITIES

  1.
  Water and Sewer: Landlord shall furnish a 2 inch water line and a 6 inch sewer service line adjacent to the Premises. Any additional requirements shall be at Tenant's sole cost and expense.

  2.
  Electrical: Tenant shall receive one empty 4 inch conduit for power from a 277/480 volt source. The conduit size and electrical service capacity is based upon 10 watts per square foot in tenant areas. Any additional requirements shall be at Tenant's sole cost and expense, however, Landlord shall pay for the water and sewer hook-up fees to the Shopping Center.

  3.
  See Tenant's Work—Paragraph A [20] of Section II hereof.

      In the event that Tenant's use of the Premises requires fresh air and/or exhaust air for special equipment, cooking equipment, additional personnel, stock room areas, or show

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      windows, and the like, the same shall be subject to the prior approval of Landlord and, if approved, shall be provided by Tenant at its sole cost and expense.

    4.
    Telephone: Landlord shall provide an empty conduit from the main telephone mounting board for the project stubbed-up onto the rear wall of the Premises. It shall be the Tenant's responsibility for telephone wiring from the main project telephone mounting board into the Premises and distribution within the Premises.

  D.
  FIRE SPRINKLER

  1.
  To the extent required in connection with the particular Landlord's Work specified herein, Landlord shall furnish an automatic fire sprinkler system throughout the Premises as shown as the sprinkler grid on the shell drawings Landlord supplied Tenant, and which shall be in accordance with local code and engineering requirements applicable thereto. All sprinkler work required to complete or modify the system to accommodate Tenant's approved construction drawings and specifications shall be designed by Tenant's fire sprinkler designer and installed, at Tenant's sole cost and expense, by a licensed fire sprinkler contractor approved or designated by Landlord. Tenant shall be responsible for installing any additional fire or alarm systems, lights, etc., which may be required by code or otherwise for the completion of Tenant's Work.

II.
DESCRIPTION OF TENANT'S WORK

A.
The work to be done by Landlord in satisfying Landlord's obligation to construct Tenant's Premises under the Lease shall be limited to that described in the foregoing paragraphs. All other items of work not expressly provided to be done by Landlord shall be provided by Tenant at Tenant's sole cost and expense and are sometimes collectively referred to as "Tenant's Work". Tenant's Work shall include, but not be limited to, the purchase and/or installation and/or performance of the following:

1.
Electric Fixtures and Equipment: All electrical work for the Premises not specifically stated under Landlord's Work. Any and all electrical fixtures installed by Tenant shall be of an energy efficient type first approved by Landlord.

2.
Utility Meters and Connections: All utility meters, connections, and hook-up fees, assessments, and any other fees or charges for utilities serving the Premises shall be paid by Tenant or reimbursed to Landlord if paid by Landlord.

3.
Telephones: Wiring from main project telephone mounting board to leased premises and all conduits and telephone wires within the Premises. All telephone system design and installation shall be performed by a contractor approved or designated by Landlord.

4.
Walls: All interior partitions and curtain walls within the Premises. Tenant shall construct and insulate all such walls in such a manner and with such materials as to prevent the transmission of any unusual odor, noise or vibration beyond the Premises, and all such walls shall be sealed to the underside of the decks. Further, in the event Tenant needs the common wall between the Premises and Space V-108, as said space is depicted on Exhibit "B" hereof, to be constructed, insulated, sheetrocked and/or taped on both sides of said wall in order to obtain the required fire rating necessary for its certificate of occupancy, then Tenant shall have the right to complete said wall on both sides of the demising line. Within a reasonable time after receipt of an invoice therefor, Landlord shall reimburse Tenant for the reasonable and competitive cost of completing that one side of said wall outside the Premises.

5.
Storefronts: Tenant shall be responsible for the design and installation of its storefront, the plans and specifications of which shall be subject to Landlord's prior approval.

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    6.
    Coves and Ceilings: All coves, ceilings, furring, etc. In addition, all ceilings within the Premises shall allow for access to all structural, mechanical, plumbing, electrical, telephone and fire protection systems including all junction boxes, switches, valves, etc. and other equipment relating thereto for purposes of servicing, maintaining and repairing the same, and all access panels and catwalks required in connection therewith shall be constructed and installed by Tenant at its sole cost and expense.

    7.
    Furniture and Fixtures: All store fixtures, cases, paneling, cornices, etc.

    8.
    Floor Coverings: All coverings and floor materials other than such as is provided as Landlord's Work.

    9.
    Alarm Systems, Etc.: All alarm systems or other protective devices shall be Tenant's responsibility and Tenant shall contract with Simplex for any such systems or other protective devices.

    10.
    Plumbing: Tenant shall provide all the plumbing inside the Premises. If Tenant requirements exceed the plumbing facilities provided by Landlord, Tenant shall notify Landlord and obtain Landlord's approval prior to modification of such facilities. Tenant shall design and install a toilet exhaust system from the Premises to Landlord's common exhaust duct. In the event Tenant desires sanitary sewer connections in locations other than where stub-ups exist, all work associated with connection to furnished lines shall be Tenant's responsibility and subject to Landlord's prior approval. Removal and replacement of existing floor slabs shall be in accordance with approved construction practices and all plumbing, backfill material placement and required structural deck modifications shall comply with Landlord's standard design details. All concrete installed by Tenant shall be 3000 PSI/28 day. If the Premises is located on an upper level, and if a water tap does not already exist for such upper level space in the ceiling of the space below (or if such water tap already exists but needs to be relocated), then Tenant shall penetrate the floor of the Premises and provide such water tap as well as a gate valve (i.e., a shutoff valve) in connection therewith within the Premises. Any relocation of basic utility services within Tenant's space shall be Tenant's responsibility, subject to Landlord's prior approval.

    11.
    Special Ventilation: All ventilation systems, hoods, ducts, and chases.

    12.
    Special Equipment: All special equipment such as conveyors, elevators, escalators, dumb waiters, etc., including installation and connection.

    13.
    Interior Painting: All interior painting and decoration in the Premises.

    14.
    Signs: Tenant's exterior sign, including time clock and electrical connection. All signs shall be designed, constructed and located in accordance with the procedures established by Landlord and shall be subject to the sign criteria then established by Landlord for the Shopping Center and to the approval of Landlord and all governmental authorities having jurisdiction thereover.

    15.
    Concrete Floors: Any special reinforcing, raised areas, or depressions.

    16.
    Roof Penetrations: There shall be no penetrations of the roof or installation of any equipment thereon by Tenant, except by Landlord's approved roofing contractor.

    17.
    Fire Sprinkler: All sprinkler work required to complete the system to accommodate Tenant's approved construction drawings and specifications shall be designed by Tenant's fire sprinkler designer and installed, at Tenant's sole cost and expense, by a licensed fire sprinkler contractor approved or designated by Landlord.

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    18.
    Modification to Landlord's Work: Should any of Tenant's Work require modifications to any of Landlord's Work, including, but not limited to, fire sprinkler systems, HVAC work, plumbing and electrical systems, Tenant shall first obtain Landlord's written approval before making such modifications. Any such modifications shall be done at Tenant's sole cost and expense and to Landlord's satisfaction.

    19.
    Additional Systems: Tenant shall be responsible for installing any additional fire or alarm systems, lights, etc., which may be required by code for the Premises.

    20.
    HVAC: Tenant shall be responsible for all costs and expenses in connection with the installation and construction of its H.V.A.C. system and all equipment and ductwork associated therewith.

    In no event shall Tenant be permitted to construct any basements, second floors, mezzanines, lofts or other multilevel areas, other than the catwalk and the equipment thereon as shown on Tenant's working drawings which have been approved by Landlord, nor construct any outside or attached equipment, patio, other than the Patio Area expressly provided in Article 1 of this Lease, utility or loading areas, or the like, all such areas being strictly prohibited hereunder.

  B.
  Tenant shall commence Tenant's Work within ten (10) days after delivery of possession of the Premises and be open for business by the Rental Commencement Date specified in the Lease. Tenant shall not enter the Premises nor perform any work therein without prior receipt of Landlord's written approval. Delivery of building materials shall be conducted in such a manner as to be considerate of other workers and delivery persons as well as customers and patrons of the Shopping Center.

  C.
  Tenant shall, no later than fifteen (15) days after execution of the Lease, submit architectural and engineering plans and specifications, for all Tenant's Work, to Landlord for Landlord's written approval or modification prior to Tenant commencing construction of said Tenant's Work. All plans and specifications should be prepared in accordance with this Exhibit "C". Landlord shall have the right to request reasonable modifications of Tenant's plans and specifications. In the event Landlord's architect(s) and/or contractor(s) perform any Tenant's Work for and on behalf of Tenant, Tenant shall be responsible for all costs related to such Tenant's Work, and shall pay for such Tenant's Work in advance. If Tenant paints, carpets or performs similar work to the Premises, Tenant shall first submit a color board or samples of such work for Landlord's approval. No deviations from the approved plans and specifications or approvals related to color or quality shall be permitted. Tenant's plans and specifications submitted to Landlord for review and approval shall, at a minimum, include three (3) sets of the following drawings:

    1.
    Key plan showing location of Tenant.

    2.
    Floor plan(s) at 1/8" or 1/4" scale.

    3.
    Overall section at 1/8" or 1/4" scale.

    4.
    Reflected ceiling plans(s) at 1/8" or 1/4" scale.

    5.
    Plan(s), elevation(s), section(s) of store front(s) at 1/8" or 1/4" scale.

    6.
    Interior elevations at 1/8" or 1/4" scale.

    7.
    Full section of types of partitions used at 1/8" or 1/4" scale.

    8.
    Details of store front(s) at 1 1/2" scale.

    9.
    Finish schedule.

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      10.
      Location of all access panels to service all existing structural, mechanical, plumbing, electrical, telephone and fire protection systems including all junction boxes, switches, valves, etc. and other equipment relating thereto.

    In the event said drawings or specifications are not approved, for any reason whatsoever, within ninety (90) days from date of this Lease, this Lease shall, at the option of Landlord, be null and void and of no further force or effect.

    Without Landlord's prior written approval, Tenant shall not revise any exterior design, finish or construction that has been previously approved by Landlord, nor shall Tenant be permitted to place or maintain any awnings on the exterior of the Premises without Landlord's prior written approval.

    Simultaneously with the submission of working drawings to Landlord in accordance with the foregoing provisions of this Paragraph C, Tenant shall also submit: (i) to Landlord's engineer for review, one (1) blueline set of prints of the working drawings and specifications containing the items set forth in subparagraphs 2 and 4 immediately above; and (ii) to Landlord, a check made payable to Landlord as and for the cost of the review of such plans by the project engineer in the amount of:

      (a)
      Four Hundred Dollars ($400.00) for non-food service spaces containing up to but not more than five thousand (5,000) square feet of Floor Area; or

      (b)
      Five Hundred Dollars ($500.00) for non-food service spaces containing five thousand and one (5,001) to ten thousand (10,000) square feet of Floor Area; or

      (c)
      Seven Hundred Dollars ($700.00) for non-food service spaces containing ten thousand and one (10,001) to fifteen thousand (15,000) square feet of Floor Area; or

      (d)
      One Thousand Dollars ($1,000.00) for non-food service spaces containing fifteen thousand and one (15,001) to twenty thousand (20,000) square feet of Floor Area; or

      (e)
      One Thousand Three Hundred Dollars ($1,300.00) for non-food service spaces containing twenty thousand and one (20,001) to forty thousand (40,000) square feet of Floor Area; or

      (f)
      the amount established by the applicable governmental authority issuing Tenant's building permits and requiring such review for any particular non-food service space containing forty thousand and one (40,001) or more square feet of Floor Area; or

      (g)
      Five Hundred Dollars ($500.00) for shop spaces intended to be utilized for food service (exclusive, however, of restaurants and irrespective of size); or

      (h)
      Seven Hundred Dollars ($700.00) for restaurants containing up to but not more than five thousand (5,000) square feet of Floor Area; or

      (i)
      One Thousand Dollars ($1,000.00) for restaurants containing five thousand and one (5,001) to ten thousand (10,000) square feet of Floor Area; or

      (j)
      the amount established by the applicable governmental authority issuing Tenant's building permits and requiring such review for any particular restaurant containing ten thousand and one (10,001) or more square feet of Floor Area.

    Following Landlord's initial approval of Tenant's working drawings and specifications, any subsequent changes, modifications or alterations of or to said working drawings or specifications shall be requested by Tenant in writing and shall be further subject to Landlord's prior approval. Any additional charges, expenses or costs, including Landlord's architect's fees, shall be the sole responsibility of Tenant, and Landlord shall have the right to

C–5

    demand payment for such changes, modifications or alterations prior to the performance of any work in the Premises.

    No consent or approval by Landlord of such plans or specifications shall create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, safety or compliance with any or all environmental, remedial and other laws, ordinances, rules, directions, regulations, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time.

    Where Tenant's final approved construction drawings and specifications are in conflict with this Exhibit "C", the provisions of this Exhibit "C" shall prevail. Tenant hereby releases Landlord from any claim whatsoever for damages against Landlord for any delay in the date on which the Premises shall be ready for occupancy by Tenant.

  D.
  Tenant shall, upon Landlord's approval of final plans and specifications, employ a licensed and bonded contractor (which contractor shall employ only subcontractors licensed in the State of Arizona) to perform and complete Tenant's Work in accordance with the approved plans and specifications and this Exhibit "C". In the event that Tenant's contractors willfully violate the requirements of the Lease agreement, Landlord may order Tenant's contractors to remove themselves, their equipment and their employees from Landlord's property. The term "contractors" as used in this paragraph shall be deemed to additionally include subcontractors. Tenant's general contractor shall submit to Landlord a construction deposit in the amount of One Thousand Dollars ($1,000.00), said deposit to be fully refundable to said contractor to the extent Tenant's Work is fully completed to the reasonable satisfaction of Landlord. Wherever herein Tenant uses or is required to use a contractor approved or designated by Landlord, or uses a contractor from a Landlord-supplied list (if applicable), Tenant hereby expressly acknowledges and agrees that such use or requirement is not intended and shall not be deemed or construed in any way to (i) relieve Tenant or such contractor from any liability to Landlord, or anyone, for the work performed pursuant to such requirement or (ii) impose upon Landlord any liability for such work or for its completeness, design sufficiency, safety or compliance with any or all environmental, remedial and other laws, ordinances, rules, directions, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time. Any list of contractors supplied to Tenant by Landlord is provided only as a convenience to Tenant and signifies only that such contractor has performed construction work in the past at the Shopping Center. Tenant shall remain fully liable for the selection of its contractors whether or not the same are included on any Landlord-supplied list.

  E.
  Prior to commencement of any Tenant's Work, Tenant shall be required to furnish to Landlord's tenant coordinator for the Shopping Center all of the following:

  1.
  Copy of all required construction permits.

  2.
  Copy of permitted/approved plans.

  3.
  Copy of contractor's Arizona contractor's license.

  4.
  Copy of the payment and performance bond required under Paragraph II (F) (immediately below) of this Exhibit "C".

  5.
  Subcontractor list including the names of each subcontractor and the contact person therefor, and the respective phone numbers and addresses of each of the foregoing.

  6.
  Properly completed certificates of insurance evidencing compliance by Tenant and all of Tenant's contractors with all of the insurance and indemnification requirements of the Lease and this Exhibit "C". Tenant's contractors shall not be permitted to commence any

C–6

      Tenant's Work until all required insurance has been obtained and certificates of insurance have been received and approved by Landlord. Tenant's contractors (or Tenant if Tenant is acting as its own contractor) shall maintain all such certificates of insurance in current form on file with Landlord throughout the duration of Tenant's Work.

    7.
    Schedule of the anticipated dates for the commencement and completion of Tenant's Work.

  F.
  Tenant shall erect and maintain a construction barricade throughout the entire period of construction to prevent public access into the construction area. Such barricade shall be composed of new gypsum board and painted per Landlord's architect's criteria and shall extend to the full height and width of Tenant's storefront opening but not extend into any areas more than 4'0" outside the boundaries of Tenant's lease line. The barricade shall be constructed of minimum 1/2" gypsum board on minimum 3 5/8" metal studs at 24" o/c w/a metal runner at top and bottom. It may be made up in panels for ease of erection and disassembly. Panels shall be attached to each other and adequately braced at top and bottom, so as not to be knocked or pushed over. The gypsum board on the exterior side shall be painted and shall have a clean coat of paint. The barricade may have an access door for access into the space. The door shall be neatly hinged to swing towards the inside of the Premises and shall have a lock. If Tenant's barricade is insufficient in blocking Tenant construction from pedestrian or other areas, then Landlord may erect temporary barricades to close off the Premises from such areas. Tenant shall be charged a rate of $2.00 per lineal foot of barricade, per day, until said barricade is erected in the proper, set forth manner. Notwithstanding anything to the contrary contained in this Exhibit "C", Tenant shall not be required to erect and maintain a construction barricade unless Tenant fails to open for business within the Premises by the Grand Opening Date of the Shopping Center, nor in the event the exterior portion of Tenant's Premises are completed and the Premises are enclosed and are not accessible to the general public. No signs are allowed on the exterior of the barricade other than those provided by Landlord. Tenant shall, prior to store opening, reimburse Landlord in the amount of $1,000.00 per sign for Landlord's costs and expenses in connection with each such barricade sign provided by Landlord. If Landlord has erected a barricade around the Premises while the same was unoccupied and/or vacant, then Tenant shall be charged for such barricade a one-time fee of $25.00 per lineal foot of barricade. It shall be the responsibility of Tenant, at its sole cost and expense, to remove and dispose of such barricade upon completion of Tenant's construction work at the Premises and prior to store opening.

  G.
  During Tenant's initial construction, Landlord shall cause temporary 110 volt electrical service to be made available in areas designated by Landlord. It shall be Tenant's responsibility to provide and maintain temporary wiring from Landlord's designated service area to the Premises and to distribute power within the Premises. For providing this service, Tenant shall reimburse Landlord a one-time charge of $.15 per square foot of Tenant's Floor Area. Payment of such charge shall be due by the first day of the month after service is connected but in no event later than the store opening date. Also during such initial construction, fixturing and merchandise stocking of Tenant's Premises, Landlord, at its election, shall provide trash removal service at areas designated by Landlord. It shall be the responsibility of Tenant and Tenant's contractors to daily remove all trash and debris from the Premises, to break down all boxes and place all such trash and debris into the containers supplied for that purpose by Landlord. For providing this service, Tenant shall reimburse Landlord on a single charge basis at the rate of $.50 per square foot of Tenant's Floor Area or a minimum charge of $500.00, whichever is greater. Payment is due at the beginning of construction of Tenant's Premises. In the event that Tenant's trash is allowed to accumulate for a 24-hour period or longer within Tenant's Premises, or any pedestrian area or service way or other area outside of

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    the Premises, Landlord shall have the right but not the obligation to remove Tenant's or Tenant's contractor's trash at a charge of twice Landlord's cost. Alternatively, if Landlord does not elect to provide such trash removal service, it shall be Tenant's responsibility, at its sole cost and expense, to remove its trash and construction debris. In such event, all dumpster(s) so provided or caused to be provided by Tenant or its contractor(s) must be properly maintained and kept clean, be of an acceptable appearance and be painted a neutral color, and be located in an area designated by Landlord. The area around all such dumpster(s) must also be kept clean at all times otherwise Landlord, at its option, shall have the right to have the area cleaned at Tenant's expense. In such event also, all other dumpsters, compactors and/or trash receptacles within the Shopping Center are paid for by existing tenants and occupants (or by Landlord) and are for their use only.

  H.
  Tenant shall cause its contractor(s) to secure, pay for and maintain, during Tenant's Work insurance and indemnification and waivers as set forth in subparagraphs 1 through 7 (inclusive) immediately below. For purposes of subparagraphs 1 through 7 (inclusive) immediately below, the term "Landlord" shall be deemed to include Landlord, the partners of Landlord, the fee owner of the Shopping Center if other than Landlord, Landlord's managing agent for the Shopping Center, their respective parents, subsidiaries and affiliates and the respective members, partners, directors, officers, agents, servants, employees and contractors of each of the foregoing:

    1.
    Statutory workers' compensation insurance, as well as employer's liability insurance with limits of not less than $500,000.00/$500,000.00/$500,000.00, and any and all insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect Tenant's contractors and subcontractors from any and all liability under the aforementioned acts and statutes.

    2.
    Commercial general liability insurance in an amount not less than $3,000,000.00 combined single limit per occurrence and not less than $3,000,000.00 general aggregate, including but not limited to coverage for explosion, collapse and underground work as well as contractual liability coverage and including Landlord as an additional insured (as well as also including those persons and entities listed below in subparagraph 7 of this Paragraph H as additional insureds) on a primary, non-contributory basis with respect to any other insurance available to Landlord. To the fullest extent allowable by law, Tenant shall, and shall cause its contractor(s) to, hold harmless and indemnify Landlord against any and all claims, losses and expenses for bodily injury, including death resulting therefrom, personal injury or damage to the property of others, arising from or in any way connected to Tenant's Work, including but not limited to claims, losses or expenses arising out of acts or failures to act of Tenant, Tenant's contractor(s), or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

    3.
    Comprehensive automobile liability insurance, including coverage for the ownership, maintenance and operation of any automobile equipment owned, hired or non-owned in an amount not less than $1,000,000.00 combined single limit per accident.

    4.
    Either of the following: (i) owner's and contractor's protective liability insurance with limits of not less than $3,000,000.00 combined single limit per occurrence and not less than $3,000,000.00 general aggregate as will insure Landlord as named insured (as well as those persons and entities listed below in subparagraph 7 of this Paragraph H also as named insureds) named against any and all claims for bodily injury, including death resulting therefrom, personal injury or damage to the property of others, arising from or in any way connected to Tenant's Work; or (ii) in lieu of

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        the foregoing owner's and contractor's protective liability insurance specified in this subsection 4, an endorsement to the commercial general liability insurance specified in subsection 2 above of this paragraph providing for a separate general aggregate limit of insurance of not less than $3,000,000.00 on a per project basis.

      5.
      Completed Value Form builder's risk insurance covering all of the items specified as Tenant's Work herein and including but not limited to Tenant's leasehold improvements, trade fixtures, wall coverings, carpeting, drapes and equipment from time to time in, on or upon the Premises, on a replacement cost basis, and providing protection against any peril included within the classification "Special Form" coverage. This insurance shall include Landlord as an additional insured (as well as also include those persons and entities listed below in subparagraph 7 of this Paragraph H as additional insureds). All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless the Lease shall cease and terminate under the provisions of Article 13 thereof, in which event of termination such proceeds attributable to said Tenant's Work and leasehold improvements (and to all other items of property becoming or to become the property of Landlord upon such termination) shall be paid and disbursed directly to Landlord.

      6.
      Tenant (including also anyone holding under Tenant and any and all subtenants and other occupants of the Premises), as the case may be, hereby releases Landlord from any and all liability for any and all bodily and personal injury to Tenant and its contractors (including also all subcontractors) and their respective employees (whether direct or indirect employees) and for any and all loss of or damage to Tenant's property and that of any and all contractors and subcontractors (including also any and all loss of use resulting therefrom) and, on behalf of its insurers, hereby waives any and all rights of subrogation therefor, even though such injury, loss or damage may have resulted in whole or in part from the act or neglect of Landlord. Tenant shall cause its contractor(s) and all of their subcontractors to provide identical waivers of liability and subrogation in favor of Landlord.

      7.
      All insurance to be provided by Tenant or its contractor(s) hereunder shall be written with insurance companies with a current Best's Key Rating Guide rating of not less than A- and a financial size category of not less than IX. As often as any such policy shall expire or otherwise terminate, renewal or additional policies shall be procured and maintained by Tenant and Tenant's contractor(s) to provide uninterrupted coverage. Tenant agrees and shall cause its contractor(s) to agree to provide Landlord, upon Landlord's request from time to time, with certified copies of all policies of insurance providing coverage in this Exhibit "C". Notwithstanding anything to the contrary contained in this Exhibit "C", all public liability and property damage policies shall also name Landlord, the fee owner of the Shopping Center if other than Landlord, and Landlord's managing agent and first mortgagee or beneficiary as additional insureds (or as named insureds in the case of owner's and contractor's protective liability insurance, if applicable, pursuant to subparagraph 4(i) of this Paragraph H).

  I.
  HAZARDOUS MATERIALS/GENERAL INDEMNITY/COMPLIANCE WITH ALL LAWS. Tenant hereby expressly acknowledges and agrees that in performing Tenant's Work and Tenant's obligations under this Exhibit "C", Tenant (including Tenant for and on behalf of Tenant's contractor and any and all persons performing any Tenant's Work in the Premises) shall comply with and be bound by, among all other provisions of the Lease, Section 5.7 ("Hazardous Materials") and the provisions of Section 7.1 relative to Tenant's indemnification

C–9

    of Landlord, and further shall comply with and be bound by all laws, ordinances, regulations and requirements which are then in effect (including without limitation the Americans with Disabilities Act) of the United States of America, the State of Arizona and all local, municipal and county governing bodies and other lawful authorities. Prior to opening the Premises for business to the public, Tenant shall furnish Landlord with a certified Hazardous Materials report reasonably satisfactory to Landlord that none of the materials used in connection with Tenant's Work (and in particular those materials used in any flooring adhesive, paint, roof and ceiling) contain any form of asbestos whatsoever. Tenant shall confine construction work to within the Premises as much as possible and shall work at such times and in such manner as will not interfere in any way or respect whatsoever with any construction by Landlord or any other tenant or occupant of the Shopping Center and as will not disturb in any way or respect whatsoever any of the respective retail operations of Landlord or any other tenant or occupant within the Shopping Center. At no time will pipes, wires, boards or other construction materials project into public areas where harm could be caused to public. The requirements of Occupational Safety and Health Administration (OSHA) prepared by the Department of Labor shall govern. If Tenant fails to comply with these requirements, Landlord reserves the right to take remedial action (at Tenant's cost) as deemed necessary by Landlord to protect the public; provided, however, no reservation of such right by Landlord shall be deemed to (a) impose any obligation upon Landlord to take such remedial action; or (b) render Landlord liable to Tenant or any third (3rd) party for the failure to do so; or (c) relieve Tenant or Tenant's contractor from any obligation to indemnify Landlord as otherwise provided elsewhere in the Lease or this Exhibit "C".

C–10

EXHIBIT "C-1"

TENANT ALLOWANCE
(LEASE INCENTIVE)

(THE VILLAGE AT CHANDLER FASHION CENTER)

CHICAGO PIZZA & BREWERY, INC., a California corporation Tenant	(Space No. V-112)

As an incentive to and in consideration of Tenant entering into the Lease and performing its obligations as set forth in Exhibit "C," Landlord shall pay to Tenant an allowance not to exceed $614,110.00 upon the following terms and conditions:

(1) That the work to be performed by Tenant has been completed as required by Exhibit "C" and in accordance with the construction drawings agreed upon by the parties as set forth in said Exhibit "C."

(2) That Landlord has been furnished final, unconditional lien waivers and other forms of evidence satisfactory to Landlord (including, without limitation, paid invoices from all architects, contractors, subcontractors, laborers and materialmen) that all construction costs incurred by Tenant in connection with work done by Tenant have been paid and that there are no amounts due any architect, contractor, subcontractor, laborer or materialman.

(3) That a Certificate of Occupancy (or its equivalent as reasonably determined by Landlord) has been issued to Tenant and Tenant is open for business in the Premises.

(4) That the construction costs incurred by Tenant are equal to or exceed the allowance herein granted. In the event the allowance is greater than the cost incurred by Tenant, the allowance shall be reduced to the actual cost so incurred.

Provided Tenant is not then in default, beyond any applicable cure period, under any of the provisions of the Lease, Landlord agrees to disburse the allowance to Tenant within sixty (60) days following the Due Dates specified below and Tenant's written request therefor:

      (a) First Due Date: Thirty percent of the aggregate amount of the allowance ($184,233.00) upon thirty percent (30%) completion of Tenant's Work, provided Tenant, to the extent of said percentage of Tenant's Work so completed, furnishes Landlord with evidence required to be furnished under condition (2) above together with evidence and a certificate from Tenant's architect and/or contractor as to said thirty percent (30%) completion; and

      (b) Second Due Date: Thirty percent of the aggregate amount of the allowance ($184,233.00) upon sixty percent (60%) completion of Tenant's Work, provided Tenant, to the extent of said percentage of Tenant's Work so completed, furnishes Landlord with evidence required to be furnished under condition (2) above together with evidence and a certificate from Tenant's architect and/or contractor as to said sixty percent (60%) completion; and

      (c) Third Due Date: Thirty percent of the aggregate amount of the allowance ($184,233.00) upon ninety percent (90%) completion of Tenant's Work, provided Tenant, to the extent of said percentage of Tenant's Work so completed, furnishes Landlord with evidence required to be furnished under condition (2) above together with evidence and a certificate from Tenant's architect and/or contractor as to said ninety percent (90%) completion; and

      (d) Fourth Due Date: Ten percent of the aggregate amount of the allowance ($61,411.00) upon Tenant's full compliance with the above-stated conditions (1) through (4) inclusive.

TA–1

Should Landlord make any payment on account of said allowance prior to the time Landlord is obligated to pay such allowance, such payment shall be construed to be a loan to Tenant repayable upon demand. When Landlord becomes obligated to pay to Tenant or Tenant's assignee the allowance herein set out, the amount of any such loan shall first be deducted from the total allowance and the balance paid over to Tenant; and any such loan shall thereby be deemed paid.

Tenant hereby expressly acknowledges and agrees that the allowance provided for herein is a onetime allowance only and is being furnished to Tenant solely as an incentive to enter into the Lease with Landlord. Tenant shall be fully responsible for all costs and expenses associated with Tenant's Work including, without limitation, any such Tenant's Work, if permitted or required hereunder, occurring in connection with any reconstruction, remodeling or alteration of the Premises.

TA–2

EXHIBIT "D"

SIGN CRITERIA

(THE VILLAGE AT CHANDLER FASHION CENTER)

I. INTRODUCTION

    The purpose of a sign control program is to ensure an attractive shopping environment and to protect the interests of Landlord and Tenant.

II. GENERAL REQUIREMENTS

    A. Landlord shall administer and interpret the criteria and shall have the right to approve all signs in writing prior to their installation. Such approval by Landlord shall be subject to, and shall not relieve Tenant of the obligation at its sole cost and expense to also obtain prior to such installation, the approval of any and all governmental authority having jurisdiction thereover.

    B. In connection with the implementation of the sign criteria, each Tenant, at its expense, shall identify its Premises with no more than one (1) exterior sign per elevation, designed in accordance with the Design Requirements set forth herein and in Section III of this Exhibit. All signage shall be in accordance with the plans and specifications therefor approved by Landlord. In addition, each Tenant may elect to provide, at its expense, one of two optional graphics under the canopy:

  1.
  If the Tenant wishes to provide additional tenant identity, it is to be located at the pedestrian level using storefront window signage. Storefront window signs may include either the Tenant's logo or name (a) glazing signs are to be translucent (similar to frosted glass), reverse-reading and applied directly to the interior of the glass surface, and (b) maximum allowable area of signage is subject to Landlord's review and approval; or

  2.
  In addition to storefront signs, Tenants may incorporate signs into their entry way flooring, Landlord will review threshold signs on an individual basis (a) threshold signs are to be graphics comprised of logos, crests and accent, (b) finish is to be flush with adjacent materials and consistent with entry flooring quality, (c) recommended materials are wood, tile, stone, metal and terrazzo inlays, and (d) not to extend beyond their lease line into the Village.

    C. Submittal and Compliance:

  1.
  Tenant shall submit or cause to be submitted to Landlord for approval three (3) sets of detailed shop drawings covering location, size, design, color, materials, lettering, graphics, conduits, junction boxes, sleeves and other mounting apparatus of the proposed wall sign. Likewise, Tenant shall submit three (3) sets of detailed shop drawings covering the same items for the proposed additional signs.

  2.
  Landlord shall review the drawings and return two (2) sets marked "Approved," "Approved as Noted," or "Revise and Resubmit."

  (a)
  "Approved" drawings will permit Tenant to proceed with construction and installation of its sign in accordance with the drawings.

  (b)
  "Approved as Noted" drawings will permit the Tenant to proceed with sign construction and installation, provided that the modifications noted are incorporated into the design. If Tenant takes exception to the modifications, Tenant shall revise and resubmit as under (c) below.

  (c)
  "Revise and Resubmit" drawings shall be returned to Tenant with comments. These drawings shall be revised and resubmitted for Landlord approval within fifteen (15) days of their receipt by Tenant.

  3.
  No signs, advertisements, notices, or other lettering shall be displayed, exhibited, inscribed, painted, or affixed on any part of the building visible from outside the Premises except as specifically approved by Landlord. Signs which are installed without written approval or are inconsistent with approved drawings may be subject to removal and reinstallation by Landlord at Tenant's expense. Rude, obscene, or offensive signs are not permitted in any location, whether or not visible from outside the Premises, and shall, in Landlord's sole discretion, be removed at Tenant's expense.

  4.
  In no event shall exposed neon signs located inside the store's interior be permitted if the same are visible beyond the storefront.

  5.
  The City of Chandler requires sign permits for all signs and an electrical permit for any sign which is illuminated. It shall be Tenant's sole responsibility to secure, at its expense, these and any other permits which may be required.

  6.
  Landlord's approval of Tenant's plans shall not constitute an implication, representation or certification by Landlord that said items are in compliance with applicable statutes, codes ordinances, or other regulations. Said compliance shall be the sole responsibility of Tenant, at its expense, for all work performed on the Premises by or for Tenant.

    D. Upon reasonable notice to Tenant and Tenant's failure to cure the same within said notice period, Landlord may, at Tenant's expense, repair or replace any broken, dilapidated or faded sign.

III. DESIGN REQUIREMENTS

    A. Sign height above floor: bottom of sign to be A.F.F. 10'-0" minimum.

    B. Letter size: Proportional letters required. See specific guidelines set within each of the four (4) different sign categories.

    C. Location on storefront: 6" minimum from top of storefront. 36" minimum from neutral piers.

    D. Neon: Glare from neon is not allowed. Backs of neon tubes are to be blacked out. Rheostat controls are to be integral with transformers for Landlord adjustment. No skeleton neon, all neon is to be backed by a solid shape or open metal channel outlining. Neon accent stripes are the exception as they do not need to be in open channel. Grommets with backing are to be provided at fascia or other penetrations.

    E. Box or cabinet type of signs are not allowed.

    F. Electrical raceways are not to be visible.

    G. Signs must comply with all codes and regulations, must bear the U.L. label, and must have current sign permits.

    H. Landlord, in its sole discretion, shall have the right to modify any of the foregoing design requirements for any individual tenant.

IV. CONSTRUCTION REQUIREMENTS

    A. The Tenant is responsible for all signs, permits, power sources, connections and installations.

    B. All raceways, transformers, ballasts, p.k. housings, conduit, boxes, electrode boxes and other wiring shall be concealed from public view.

    C. Exposed crossovers between letters or words are not permitted.

    D. Metal sign materials, fastenings, and clips of all types, shall be hot dipped galvanized iron, stainless steel or brass. Black iron materials of any type are not permitted.

D–2

    E. Labels on exposed sign surfaces are not permitted, except those required by local ordinances. Any required labels must be inconspicuous.

    F. All electrical sign components must be U.L. labeled.

V. PROHIBITED SIGNS

    A. Internally illuminated plex-face channel letters.

    B. Vacuum formed or injection-molded plastic signs.

    C. Cabinet or "can" signs with illuminated translucent backgrounds and silhouetted letters.

    D. Exposed skeleton neon applied directly to fascia element.

    E. Temporary or sales' signs attached to storefront.

    F. Freestanding tripod signs.

    G. Flashing, scintillating, moving, sequencing, audible or odor producing signs.

    H. Paper, cardboard and styrofoam signs.

    I. Credit card and advertising placards, decals, stickers or trademarks.

    J. Manufacturer labels.

    K. Carpet or rubber entry mat signs.

    L. Internally illuminated awnings.

    M. Other signs deemed unsuitable by the Landlord.

VI. TYPE A TENANT REQUIREMENTS (25,000 Square Feet OR GREATER)

    The following requirements apply specifically to all Type A Tenant signs:

    A. One sign is permitted per store frontage. Tenants occupying corner spaces may utilize one sign per elevation with a maximum of three (3) signs or one sign on a diagonal corner;

    B. Signs shall be designed as an integral part of the storefront/building, and when used without a blade sign, are limited to maximum sign area of:

Parking side of building	250GSF
Village side of building	40GSF
(note: Maximum sign area of Village side building signage is reduced proportionately by the GSF of any blade signage.);

    C. In all cases where blade signs are used, blade signage area is not to exceed 8 GSF, with total sign area including armature not to exceed 12 GSF. Total blade sign GSF effects maximum GSF of building signage on the Village side;

    D. Maximum height of letters on the parking side shall be limited to 6'-0". Exceptions will be made for some names in which no more than two (2) letters exceed this dimension. Maximum height of letters on the Village side storefront shall be limited to:

All Caps:	18"
Two size letters:	24" Leading letter 18" remaining text;

D–3

    E. All signs must be 3-dimensional, finished on all sides with a maximum return of 12" (no flat, painted panel signs); and

    F. Tenants shall follow all additional General Requirements as listed.

VII. TYPE B TENANT REQUIREMENTS (10,000 square feet to 25,000 square feet)

    The following requirements apply specifically to all Type B Tenant signs:

    A. One sign is permitted per store frontage. Tenants occupying corner spaces may utilize one sign per elevation with a maximum of three (3) signs or one sign on a diagonal corner;

    B. Signs shall be designed as an integral part of the storefront/building, and when used without a blade sign, are limited to maximum sign area of:

Parking side of building	100GSF
Village side of building	30GSF
(note: Maximum sign area of Village side building signage is reduced proportionately by the GSF of any blade signage.);

    C. In all cases where blade signs are used, blade signage area is not to exceed 8 GSF, with total sign area including armature not to exceed 12 GSF. Total blade sign GSF effects maximum GSF of building signage on the Village side;

    D. Maximum height of letters on the parking side shall be limited to 3'-0". Exceptions will be made for some names in which no more than two (2) letters exceed this dimension;

    E. Maximum height of letters on the Village side storefront shall be limited to:

All Caps:	16"
Two size letters:	20" Leading letter 16" remaining text;

    F. All signs must be 3-dimensional, finished on all sides with a maximum return of 10"(no flat, painted panel signs); and

    G. Tenants shall follow all additional General Requirements as listed.

VIII. TYPE C TENANT REQUIREMENTS (UP to 10,000 square feet)

    The following requirements apply specifically to all Type C Tenant signs:

    A. One sign is permitted per store frontage. Tenants occupying corner spaces may utilize one sign per elevation with a maximum of three (3) signs or one sign on a diagonal corner;

    B. Signs shall be designed as an integral part of the storefront/building, and when used without a blade sign, are limited to maximum sign area of:

Parking side of building	40GSF
Village side of building	25GSF
(note: Maximum sign area of Village side building signage is reduced proportionately by the GSF of any blade signage.);

    C. In all cases where blade signs are used, blade signage area is not to exceed 8 GSF, with total sign area including armature not to exceed 12 GSF. Total blade sign GSF effects maximum GSF of building signage on the Village side;

D–4

    D. Maximum height of letters on the parking side shall be limited to 6'-0"; Exceptions will be made for some names in which no more than two (2) letters exceed this dimension. Maximum height of letters on the Village side storefront shall be limited to:

All Caps:	12"
Two size letters:	16" Leading letter 12" remaining text;

    E. All signs must be 3-dimensional, finished on all sides with a maximum return of 8"(no flat, painted panel signs); and

    F. Tenants shall follow all additional General Requirements as listed.

D–5

EXHIBIT "D"

SIGN CRITERIA

[TO BE PROVIDED]

D–6

EXHIBIT "E"

CERTIFICATE OF COMMENCEMENT

(THE VILLAGE AT CHANDLER FASHION CENTER)

LANDLORD:	TWC-CHANDLER, L.L.C., an Arizona limited liability company
TENANT:	CHICAGO PIZZA & BREWERY, INC., a California corporation
TRADE NAME:	BJ'S RESTAURANT & BREWERY
DATE OF LEASE
SHOPPING CENTER:	THE VILLAGE AT CHANDLER FASHION CENTER

    Tenant hereby certifies that the Rental Commencement Date of the above-referenced Lease is            .

TENANT:
CHICAGO PIZZA & BREWERY, INC., a California corporation
By:

Its:

EXHIBIT "F"

TENANT'S MENU

(THE VILLAGE AT CHANDLER FASHION CENTER)

RIDER

OPTION TO EXTEND

(THE VILLAGE AT CHANDLER FASHION CENTER)

    This Option to Extend is attached to and becomes a part of that certain Lease of even date herewith which has been or will be executed by and between TWC-CHANDLER, L.L.C., an Arizona limited liability company, as Landlord, and CHICAGO PIZZA & BREWERY, INC., a California corporation, as Tenant, covering certain Premises (Space No. V-112) in The Village at Chandler Fashion Center, Chandler, Arizona.

    Tenant shall have and is hereby granted an option to extend said original Term for two (2) additional five (5) year period(s) to begin immediately upon the expiration of said original Term (without the necessity of executing a new lease therefor) and to run successively thereafter and upon the same terms, provisions and conditions as contained in this Lease, except for the rental provisions hereinafter set forth, and except there shall be no additional options to extend; provided, however, Tenant's right to exercise any such option to extend hereunder shall, at the time of each and every exercise of such option, be subject to each of the following conditions: (i) that Tenant shall not ever have been, nor then be, in default of performing any of Tenant's obligations under the Lease; and (ii) that Tenant has paid Percentage Rent for each of the two (2) Lease Years immediately preceding the date of such exercise by Tenant of an option to extend hereunder; and (iii) that Tenant has agreed to remodel the Premises in accordance with the Remodel Addendum attached hereto.

    The Minimum Annual Rent and Percentage Rent Sales Level for the extension periods shall be as specified in the table of rents set forth in Article 1 of the Lease (subject, however, to other adjustments thereto as may be specified elsewhere in the Lease).

    Notice of exercise of any option to extend shall be in writing to Landlord and shall be given not more than twelve (12) months nor less than nine (9) months prior to the expiration of the original Term or the immediately preceding extension period, as the case may be (the "Exercise Period"). Tenant expressly acknowledges and agrees that time is of the essence with respect to the exercise of any option to extend and that notice of exercise of any such option (a) given prior to the Exercise Period is, at Landlord's sole option, voidable by Landlord by notice thereof given to Tenant prior to the Exercise Period (and if voided by Landlord may, at Tenant's sole option, be revived by another notice of exercise of said option given by Tenant during the Exercise Period) but if (b) given after the Exercise Period is void and said option cannot thereafter be revived or reinstated except with the written consent of Landlord which Landlord may withhold in its sole and absolute discretion.

Landlord's Initials	Tenant's Initials

Date of Rider:

REMODEL ADDENDUM

(THE VILLAGE OF CHANDLER FASHION CENTER)

    THIS REMODEL ADDENDUM is attached to and shall become a part of that certain lease agreement of even date herewith (the "Lease") by and between TWC-CHANDLER, L.L.C., an Arizona limited liability company, as Landlord, and CHICAGO PIZZA & BREWERY, INC., a California corporation, as Tenant, covering certain premises (Mall Space Number V-112, the "Premises") within the shopping center known as The Village at Chandler Fashion Center located in Chandler, Arizona.

WITNESSETH:

    1. Provided Tenant extends the Lease Term pursuant to the Rider -Option to Extend, Tenant agrees to remodel the Premises at Tenant's cost. The remodel shall be in accordance with the scope of work agreed to by Landlord and Tenant. Landlord and Tenant shall use reasonable efforts and act in good faith in order to mutually agree on the scope of work. The scope of work shall not require Tenant to remodel beyond the facility standards of the chain of restaurants owned by Tenant. Nothing contained herein shall prevent Landlord and Tenant from agreeing in writing that a remodel by Tenant prior to Tenant's exercise of the Rider-Option to Extend shall satisfy the requirement to remodel the Premises contained in this Remodel Addendum.

    2. Drawings for the remodel work shall be submitted to Landlord for approval on or before September 1, 2011, in accordance with the provisions of Section II of Exhibit "C" of the Lease; provided, however, such drawings will not need to include any items which are beyond the scope of the remodel work. In all other respects, except as provided in this paragraph and in paragraph 3 immediately below, the agreements and obligations of Tenant and its contractors set forth in Exhibit "C" shall apply to the remodel work unless expressly waived in writing by Landlord.

3.
Tenant shall not be charged any Exhibit "C" charges for the remodel work except such sums as are reasonably determined by Landlord for the following: (i) each dumpster provided by Landlord for the removal of Tenant's trash; (ii) each barricade provided by Landlord; and, (iii) each barricade sign provided by Landlord.

4.
The remodel work shall be completed by March 1, 2012.

5.
Failure by Tenant to perform the remodel work after notice pursuant to Article 23 of the Lease, shall constitute a default under the Lease pursuant to Article 14 thereof. In addition to any and all of Landlord's rights and/or remedies whether under the Lease or at law or in equity, if Tenant shall fail to complete the remodel work by March 1, 2012, Tenant shall pay to Landlord as liquidated damages One Hundred Dollars ($100.00) per day until the remodel work is so completed. Tenant hereby agrees that such liquidated damages represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant's failure to complete the remodel work by the date specified herein.

SIGNATURES TO FOLLOW ON NEXT PAGE

1

    IN WITNESS WHEREOF, Landlord and Tenant have duly executed this addendum.

LANDLORD:
TWC-CHANDLER, L.L.C., an Arizona limited liability company
By:	The Westcor Company II Limited Partnership, an Arizona limited partnership, its sole member
	By:	Westcor Realty Limited Partnership, a Delaware limited partnership, its sole general partner
By:
Robert B. Williams Its: Executive Vice President
TENANT:
CHICAGO PIZZA & BREWERY, INC., a California corporation
By:
Paul A. Motenko Its: Co-Chief Executive Officer

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QuickLinks

THE VILLAGE AT CHANDLER FASHION CENTER FUNDAMENTAL LEASE PROVISIONS
TABLE OF CONTENTS THE VILLAGE AT CHANDLER FASHION CENTER
EXHIBIT "A" SITE PLAN—SHOPPING CENTER (THE VILLAGE AT CHANDLER FASHION CENTER) [TO BE PROVIDED]
EXHIBIT "B" SITE PLAN—LOCATION OF THE PREMISES (THE VILLAGE AT CHANDLER FASHION CENTER) [TO BE PROVIDED]
EXHIBIT "B-1" LOCATION OF PATIO AREA (THE VILLAGE AT CHANDLER FASHION CENTER)
EXHIBIT "C" LANDLORD'S WORK AND TENANT'S WORK (THE VILLAGE AT CHANDLER FASHION CENTER)
EXHIBIT "C-1" TENANT ALLOWANCE (LEASE INCENTIVE) (THE VILLAGE AT CHANDLER FASHION CENTER)
EXHIBIT "D" SIGN CRITERIA (THE VILLAGE AT CHANDLER FASHION CENTER)
EXHIBIT "D" SIGN CRITERIA [TO BE PROVIDED]
EXHIBIT "E" CERTIFICATE OF COMMENCEMENT (THE VILLAGE AT CHANDLER FASHION CENTER)
EXHIBIT "F" TENANT'S MENU (THE VILLAGE AT CHANDLER FASHION CENTER)
RIDER OPTION TO EXTEND (THE VILLAGE AT CHANDLER FASHION CENTER)
REMODEL ADDENDUM (THE VILLAGE OF CHANDLER FASHION CENTER)
WITNESSETH